Exhibit 4.2

EXECUTION COPY

CAPITAL ONE AUTO FINANCE TRUST 2007-B

Class A-1 Floating Rate Auto Loan Asset Backed Notes

Class A-2 5.27% Auto Loan Asset Backed Notes

Class A-3-A 5.03% Auto Loan Asset Backed Notes

Class A-3-B LIBOR Auto Loan Asset Backed Notes

Class A-4 LIBOR + 0.03% Auto Loan Asset Backed Notes

INDENTURE

Dated as of May 10, 2007

DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Indenture Trustee

2007-B Indenture

CROSS REFERENCE TABLE1

TIA Section		Indenture Section
310	(a) (1)	6.11
	(a) (2)	6.11
	(a) (3)	6.10; 6.11
	(a) (4)	N.A.[2]
	(a) (5)	6.11
	(b)	6.8; 6.11
	(c)	N.A.
311	(a)	6.12
	(b)	6.12
	(c)	N.A.
312	(a)	7.1
	(b)	7.2
	(c)	7.2
313	(a)	7.3
	(b) (1)	7.3
	(b) (2)	7.3
	(c)	7.3
	(d)	7.3
314	(a)	3.9
	(b)	11.1, 3.6
	(c) (1)	11.1
	(c) (2)	11.1
	(c) (3)	11.1
	(d)	11.1
	(e)	11.1
	(f)	N.A.
315	(a)	6.1(b)
	(b)	6.5
	(c)	6.1(a)
	(d)	6.1(c)
	(e)	5.13
316	(a) (1) (A)	5.11
	(a) (1) (B)	5.12
	(a) (2)	N.A.
	(b)	5.7
	(c)	5.6(b)
317	(a) (1)	5.3(b)
	(a) (2)	5.3(d)
	(b)	3.3
318	(a)	11.7

1	Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of this Indenture.
2	N.A. means Not Applicable.

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(continued)

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(continued)

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(continued)

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(continued)

		Page
Section 11.20	Subordination of Claims	58
Section 11.21	Limitation of Liability of Owner Trustee	59
Section 11.22	Limitation of Rights	59
Section 11.23	Information Requests	60

Schedule I Notice Addresses
Schedule II Perfection Representations, Warranties and Covenants
Exhibit A Form of Notes

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This INDENTURE, dated as of May 10, 2007 (as amended, modified or supplemented from time to time, this “Indenture”), is between CAPITAL ONE AUTO FINANCE TRUST 2007-B, a Delaware statutory trust (the “Issuer”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized under the laws of the state of New York, solely as trustee and not in its individual capacity (the “Indenture Trustee”).

Each party agrees as follows for the benefit of the other party and the equal and ratable benefit of the Holders of the Issuer’s Class A-1 Floating Rate Auto Loan Asset Backed Notes (the “Class A-1 Notes”), Class A-2 5.27% Auto Loan Asset Backed Notes (the “Class A-2 Notes”), Class A-3-A 5.03% Auto Loan Asset Backed Notes (the “Class A-3-A Notes”), Class A-3-B LIBOR Auto Loan Asset Backed Notes (the “Class A-3-B Notes”) and Class A-4 LIBOR + 0.03% Auto Loan Asset Backed Notes, (the “Class A-4 Notes”; together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3-A Notes and the Class A-3-B Notes, the “Notes”).

GRANTING CLAUSE

The Issuer, to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction except as set forth herein, to secure the obligations of the Issuer to the Indenture Secured Parties and to secure compliance with the provisions of this Indenture, hereby Grants in trust to the Indenture Trustee on the Closing Date and on each Funding Date, as trustee for the benefit of the Indenture Secured Parties, all of its right, title and interest, whether now owned or hereafter acquired, in and to (i) the Trust Estate and (ii) all present and future claims, demands, causes and choses in action in respect of any or all of the Trust Estate and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the Trust Estate, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, securities, financial assets and other property which at any time constitute all or part of or are included in the proceeds of any of the Trust Estate (collectively, the “Collateral”).

The Indenture Trustee, on behalf of the Indenture Secured Parties, acknowledges the foregoing Grant, accepts the trusts under this Indenture and agrees to perform its duties required in this Indenture in accordance with the provisions of this Indenture.

The foregoing Grant is made in trust to secure (i) the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, equally and ratably without prejudice, priority or distinction except as set forth herein, (ii) the payment of all amounts payable by the Issuer to the Swap Counterparty under the Interest Rate Swap Agreement, (iii) the payment by the Issuer of all other sums payable in accordance with the provisions of this Indenture, including, but not limited to, Reimbursement Obligations and reimbursements to the Note Insurer for Swap Termination Payments paid under the Swap Policy and (iv) compliance with the provisions of this Indenture, all as provided in this Indenture.

Without limiting the foregoing Grant, any Receivable purchased by the Seller or the Servicer pursuant to Section 2.3, Section 2.6 or Section 3.6, respectively, of the Sale and

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Servicing Agreement shall be deemed to be automatically released from the lien of this Indenture without any action being taken by the Indenture Trustee upon payment by the Seller or the Servicer, as applicable, of the related Repurchase Price for such Repurchased Receivable.

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1 Definitions. Capitalized terms are used in this Indenture as defined in Appendix A to the Sale and Servicing Agreement dated as of the date hereof (as amended, modified or supplemented from time to time, the “Sale and Servicing Agreement”), among Capital One Auto Receivables LLC, as seller, the Issuer, Capital One Auto Finance, Inc., as servicer, and the Indenture Trustee.

SECTION 1.2 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

SECTION 1.3 Other Interpretive Provisions. All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document delivered pursuant hereto unless otherwise defined therein. For purposes of this Indenture and all such certificates and other documents, unless the context otherwise requires: (a) accounting terms not otherwise defined in this Indenture, and accounting terms partly defined in this Indenture to the extent not defined, shall have the respective meanings given to them under GAAP (provided, that, to the extent that the definitions in this Indenture and GAAP conflict, the definitions in this Indenture shall control); (b) the words “hereof,” “herein” and “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular provision of this Indenture; (c) references to any Article, Section, Schedule or Exhibit are references to Articles, Sections, Schedules and Exhibits in or to this Indenture and references to any paragraph, subsection, clause or other subdivision within any Section or definition refer to such paragraph, subsection, clause or other subdivision of such Section or definition; (d) the term “including” and all variations

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thereof means “including without limitation”; (e) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; (f) references to any Person include that Person’s successors and assigns; and (g) headings are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

ARTICLE II

THE NOTES

SECTION 2.1 Form. The Class A-1 Notes, Class A-2 Notes, Class A-3-A Notes, Class A-3-B Notes and Class A-4 Notes, in each case together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A hereto are part of the terms of this Indenture.

SECTION 2.2 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall, upon receipt of the Note Insurance Policy and the Swap Policy and upon Issuer Order, authenticate and deliver Class A-1 Notes for original issue in an Initial Note Balance of $433,000,000, Class A-2 Notes for original issue in an Initial Note Balance of $454,000,000, Class A-3-A Notes for original issue in an Initial Note Balance of $331,500,000, Class A-3-B Notes for original issue in an Initial Note Balance of $331,500,000 and Class A-4 Notes for original issue in an Initial Note Balance of $450,000,000. The Note Balance of Class A-1 Notes, Class A-2 Notes, Class A-3-A Notes, Class A-3-B Notes and Class A-4 Notes Outstanding at any time may not exceed such amounts except as provided in Section 2.5.

Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes in the minimum denomination of $1,000 and in integral multiples of $1,000 in excess thereof (except for one Note of each Class which may be issued in a denomination other than an integral multiple of $1,000).

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication

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substantially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

SECTION 2.3 Temporary Notes. Pending the preparation of Definitive Notes, the Issuer may execute, and upon receipt of an Issuer Order, the Indenture Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee upon Issuer Order shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

SECTION 2.4 Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee shall initially be “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer shall give the Indenture Trustee prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to conclusively rely upon a certificate executed on behalf of Note Registrar by a Responsible Officer thereof as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

Subject to Section 2.15, upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, if the requirements of Section 8-401 of the UCC are met, the Issuer shall execute and upon its written request the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee or transferees, one or more new Notes, in any authorized denominations, of the same Class and a like Note Balance.

At the option of the related Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of the same Class and a like Note Balance, upon surrender of

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the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are met the Issuer shall execute and, upon Issuer Request, the Indenture Trustee shall authenticate and the related Noteholder shall obtain from the Indenture Trustee, the Notes which the Noteholder making the exchange is entitled to receive.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be (i) duly endorsed by, or be accompanied by a written instrument of transfer in form and substance satisfactory to the Issuer and the Indenture Trustee duly executed by the Noteholder thereof or its attorney-in-fact duly authorized in writing, with such signature guaranteed by an “eligible grantor institution” meeting the requirements of the Note Registrar which requirements include membership or participation in a Securities Transfer Agents Medallion Program (“Stamp”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, Stamp, all in accordance with the Exchange Act and (ii) accompanied by such other documents as the Indenture Trustee may require.

No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 2.3 or Section 9.6 not involving any transfer.

By acquiring a Note, each purchaser and transferee shall be deemed to represent and warrant that either (a) it is not acquiring such Note with the plan assets of an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code, an entity deemed to hold the plan assets of any of the foregoing or any other plan that is subject to any law that is substantially similar to ERISA or Section 4975 of the Code or (b) the acquisition, holding and disposition of such Note will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any substantially similar applicable law.

The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make and the Note Registrar need not register transfers or exchanges of any Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to such Note.

SECTION 2.5 Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee and the Note Insurer (unless a Note Insurer Default shall have occurred and be continuing) such security or indemnity as may be required by it to hold the Issuer, the Note Insurer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a “protected purchaser”

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(as contemplated by Article 8 of the UCC), and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and upon its written request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may upon delivery of the security or indemnity herein required pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a “protected purchaser” (as contemplated by Article 8 of the UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer, the Indenture Trustee and the Note Insurer shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a “protected purchaser” (as contemplated by Article 8 of the UCC), and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, the Note Insurer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section 2.5, the Issuer or the Indenture Trustee may require the payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

Every replacement Note issued pursuant to this Section 2.5 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.5 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

SECTION 2.6 Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee, the Note Insurer and any agent of the Issuer, the Note Insurer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee, the Note Insurer nor any agent of the Issuer, the Note Insurer or the Indenture Trustee shall be affected by notice to the contrary.

SECTION 2.7 Payment of Principal and Interest; Defaulted Interest.

(a) Each of the Notes shall accrue interest at its respective Interest Rate, and such interest shall be due and payable on each Payment Date as specified therein, subject to

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Sections 3.1 and 8.2. Any installment of interest or principal, if any, due and payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by check mailed first-class, postage prepaid, to such Person’s address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Payment Date or on the Final Scheduled Payment Date for such Class (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.1) which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.

(b) The principal of each Note shall be payable in installments on each Payment Date as provided in Section 8.2. Notwithstanding the foregoing, the entire unpaid Note Balance and all accrued interest thereon shall be due and payable, if not previously paid, on the earlier of (i) the date on which an Event of Default shall have occurred and is continuing, if the Controlling Party has declared the Notes to be immediately due and payable in the manner provided in Section 5.2 and (ii) with respect to any Class of Notes, on the Final Scheduled Payment Date for that Class. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which Indenture Trustee expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be transmitted prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.2.

(c) If the Issuer defaults in a payment of interest on any Class of Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful at the applicable Interest Rate for such Class of Notes), which shall be due and payable on the Payment Date following such default. The Issuer shall pay such defaulted interest to the Persons who are Noteholders on the Record Date for such following Payment Date.

SECTION 2.8 Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee; provided that no Note shall be cancelled if amounts paid in respect of such Note were made from funds paid by the Note Insurer under the Note Insurance Policy until the Note Insurer has received all amounts owed thereunder. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in

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accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided that such Issuer Order is timely and that such Notes have not been previously disposed of by the Indenture Trustee.

SECTION 2.9 Release of Collateral. Subject to Section 11.1 and the other terms of the Transaction Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates. If the Commission shall issue an exemptive order under TIA Section 304(d) modifying the Issuer’s obligations under TIA Sections 314(c) and 314(d)(1), subject to Section 11.1 and the terms of the Transaction Documents, the Indenture Trustee shall release property from the lien of this Indenture in accordance with the conditions and procedures set forth in such exemptive order.

SECTION 2.10 Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to the Indenture Trustee, as agent for DTC, the initial Clearing Agency, by, or on behalf of, the Issuer. One fully registered Note shall be issued with respect to each $500 million in principal amount of each Class of Notes and any such lesser amount. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner shall receive a Definitive Note representing such Note Owner’s interest in such Note, except as provided in Section 2.12. Unless and until definitive, fully registered Notes (the “Definitive Notes”) have been issued to Note Owners pursuant to Section 2.12:

(a) the provisions of this Section shall be in full force and effect;

(b) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Noteholders, and shall have no obligation to the Note Owners;

(c) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(d) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between or among such Note Owners and the Clearing Agency and/or the Clearing Agency Participants or Persons acting through Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

(e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Note Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has

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received instructions to such effect from Note Owners and/or Clearing Agency Participants or Persons acting through Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

SECTION 2.11 Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to the Noteholders to the Clearing Agency, and shall have no obligation to the Note Owners.

SECTION 2.12 Definitive Notes. If (a) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Notes, and the Administrator or the Indenture Trustee is unable to locate a qualified successor, (b) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (c) after the occurrence of an Event of Default, Note Owners representing beneficial interests aggregating at least a majority of the Note Balance, voting together as a single Class, advise the Indenture Trustee through the Clearing Agency or its successor in writing that the continuation of a book entry system through the Clearing Agency or its successor is no longer in the best interests of the Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Note or Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

SECTION 2.13 Authenticating Agents.

(a) Upon the request of the Issuer, the Indenture Trustee shall, and if the Indenture Trustee so chooses, the Indenture Trustee may appoint one or more Persons (each, an “Authenticating Agent”) with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.2, 2.3, 2.4, 2.5 and 9.6, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by those Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Notes “by the Indenture Trustee.” The Indenture Trustee shall be the Authenticating Agent in the absence of any appointment thereof.

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(b) Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

(c) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such termination, the Indenture Trustee may appoint a successor Authenticating Agent and shall give written notice of any such appointment to the Issuer.

(d) The provisions of Section 6.4 shall be applicable to any Authenticating Agent.

SECTION 2.14 Tax Treatment. The Issuer has entered into this Indenture, and the Notes shall be issued, with the intention that, solely for federal, state and local income and franchise tax purposes, the Notes shall qualify as indebtedness secured by the Collateral. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income and franchise tax purposes as indebtedness.

SECTION 2.15 Restrictions on Transfer of the Class A-1 Notes.

(a) Offers and sales of the Class A- 1 Notes shall only be made to persons reasonably believed by the Seller of such Class A-1 Notes to be QIBs, purchasing for their own account or for the account of other investors who are QIBs, in transactions meeting the requirements of Rule 144A.

(b) The Seller and COAF have agreed that, in order to render the Class A-1 Notes eligible for resale pursuant to Rule 144A under the Securities Act, while any of the Class A-1 Notes remain outstanding, to make available, upon request, to any holder of Class A-1 Notes or prospective purchasers of Class A-1 Notes the information specified in Rule 144A(d)(4) (unless the Issuer is then subject to Section 13 or 15(d) of the Exchange Act).

(c) If a transfer of a beneficial interest held by the related transferor in the form of a Class A-1 Note issued as a Book-Entry Note (a “Rule 144A Global Note”) to be held by the related transferee in the form of a Rule 144A Global Note is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Seller or one of its Affiliates), then the Note Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) a certificate from the Noteholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 (a “Transferor Certificate for Transfers of the Rule 144A Global Class A-1 Notes”) and a certificate from such Noteholder’s prospective transferee substantially in the form attached as Exhibit B-2 (a “Transferee Certificate for Transfers of the Rule 144A Global Class A-1 Notes”).

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(d) Each purchaser of the Class A-1 Notes in making its purchase will be deemed to have acknowledged, represented and agreed as follows:

(i) the Class A-1 Notes have not been and will not be registered under the Securities Act or the securities laws of any jurisdiction. Consequently, the Class A-1 Notes are not transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions of the Indenture;

(ii) Such purchaser is a QIB and is purchasing for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are QIBs) and is aware that the sale to it is being made in reliance on Rule 144A. Such purchaser is aware that it (or any account for which it is purchasing) may be required to bear the economic risk of an investment in the Class A-1 Notes for an indefinite period, and it (or such account) is able to bear such risk for an indefinite period;

(iii) No further sale, pledge or other transfer of any Class A-1 Note (or interest therein) may be made by any person unless either (i) such sale, pledge or other transfer is made to a QIB in accordance with Rule 144A that delivers any necessary certifications pursuant to this Indenture and that (A) is a QIB, acting for its own account or the accounts of other QIBs, and (B) it is aware that the transferor of such Class A-1 Notes intends to rely on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act or (ii) such sale, pledge or other transfer is otherwise made in a transaction exempt from the registration requirements of the Securities Act, in which case (A) the Indenture Trustee shall require that both the prospective transferor and the prospective transferee certify to the Indenture Trustee and the Seller in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Indenture Trustee and the Seller, and (B) the Indenture Trustee shall require a written opinion of counsel (which will not be at the expense of the Seller, the Administrator, the Servicer, the Issuing Entity or the Indenture Trustee) satisfactory to the Seller and the Indenture Trustee to the effect that such transfer will not violate the Securities Act. Neither the Seller nor the Indenture Trustee will register any of the Class A-1 Notes under the Securities Act, qualify any of the Class A-1 Notes under the securities laws of any state or provide registration rights to any purchaser or holder thereof;

(iv) The Class A-1 Notes represented by a Rule 144A Global Note will bear legends in substantially the following form and substance as well as the legends set forth in Section 2.15(d)(iv)(B) below (and such legends will satisfy any applicable notice requirement), unless the Seller determines otherwise in accordance with applicable law:

THIS RULE 144A GLOBAL CLASS A-1 NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED

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(THE “SECURITIES ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS RULE 144A GLOBAL CLASS A-1 NOTE (OR INTEREST THEREIN) THE HOLDER OF THIS RULE 144A GLOBAL CLASS A-1 NOTE (OR SUCH INTEREST) IS DEEMED TO REPRESENT TO THE SELLER AND THE INDENTURE TRUSTEE THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND IS ACQUIRING THIS RULE 144A GLOBAL CLASS A-1 NOTE (OR INTEREST THEREIN) FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS).

NO SALE, PLEDGE OR OTHER TRANSFER OF THIS RULE 144A GLOBAL CLASS A-1 NOTE (OR INTEREST THEREIN) MAY BE MADE BY ANY PERSON UNLESS EITHER (i) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT DELIVERS ANY NECESSARY CERTIFICATIONS PURSUANT TO THE TERMS OF THE INDENTURE AND THAT (A) IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED UNDER RULE 144A UNDER THE SECURITIES ACT, ACTING FOR ITS OWN ACCOUNT OR THE ACCOUNTS OF OTHER “QUALIFIED INSTITUTIONAL BUYERS” AS DEFINED UNDER RULE 144A UNDER THE SECURITIES ACT, AND (B) IT IS AWARE THAT THE TRANSFEROR OF SUCH RULE 144A CLASS A-1 NOTE INTENDS TO RELY ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT OR (ii) SUCH SALE, PLEDGE OR OTHER TRANSFER IS OTHERWISE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH CASE (A) THE INDENTURE TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE INDENTURE TRUSTEE AND THE SELLER IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE INDENTURE TRUSTEE AND THE SELLER, AND (B) THE INDENTURE TRUSTEE SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF

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THE SELLER, THE ADMINISTRATOR, THE SERVICER, THE ISSUING ENTITY OR THE INDENTURE TRUSTEE) SATISFACTORY TO THE SELLER AND THE INDENTURE TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT.

(v) The Class A-1 Notes will bear legends in substantially the following form and substance (and such legends will satisfy any applicable notice requirement), unless the Seller determines otherwise in accordance with applicable law:

BY ACQUIRING A CLASS A-1 NOTE, EACH PURCHASER OR TRANSFEREE WILL BE DEEMED TO REPRESENT, WARRANT AND COVENANT THAT EITHER (I) IT IS NOT ACQUIRING AND WILL NOT HOLD THE CLASS A-1 NOTE WITH THE ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING OR A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN THAT IS SUBJECT TO A LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (II) ITS ACQUISITION, HOLDING AND DISPOSITION OF THE CLASS A-1 NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR VIOLATE ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW.

EACH CLASS A-1 NOTEHOLDER OR CLASS A-1 NOTE OWNER, BY ACCEPTANCE OF A CLASS A-1 NOTE, OR, IN THE CASE OF A CLASS A-1 NOTE OWNER, A BENEFICIAL INTEREST IN A CLASS A-1 NOTE, COVENANTS AND AGREES THAT NO RECOURSE MAY BE TAKEN, DIRECTLY OR INDIRECTLY, WITH RESPECT TO THE OBLIGATIONS OF THE ISSUING ENTITY, THE SELLER, THE SERVICER, THE OWNER TRUSTEE OR THE INDENTURE TRUSTEE ON THE CLASS A-1 NOTES OR UNDER THE INDENTURE OR ANY CERTIFICATE OR OTHER WRITING DELIVERED IN CONNECTION HEREWITH OR THEREWITH, AGAINST (I) THE SELLER, THE SERVICER, THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY, (II) ANY OWNER OF A BENEFICIAL INTEREST IN THE ISSUING ENTITY OR (III) ANY PARTNER, OWNER,

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BENEFICIARY, AGENT, OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE SELLER, THE SERVICER, THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY, ANY HOLDER OF A BENEFICIAL INTEREST IN THE ISSUING ENTITY, THE SELLER, THE SERVICER, THE OWNER TRUSTEE OR THE INDENTURE TRUSTEE OR OF ANY SUCCESSOR OR ASSIGN OF THE SELLER, THE SERVICER, THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY, EXCEPT AS ANY SUCH PERSON MAY HAVE EXPRESSLY AGREED (IT BEING UNDERSTOOD THAT THE INDENTURE TRUSTEE AND THE OWNER TRUSTEE HAVE NO SUCH OBLIGATIONS IN THEIR INDIVIDUAL CAPACITY) AND EXCEPT THAT ANY SUCH PARTNER, OWNER OR BENEFICIARY SHALL BE FULLY LIABLE, TO THE EXTENT PROVIDED BY APPLICABLE LAW, FOR ANY UNPAID CONSIDERATION FOR STOCK, UNPAID CAPITAL CONTRIBUTION OR FAILURE TO PAY ANY INSTALLMENT OR CALL OWING TO SUCH ENTITY.

EACH CLASS A-1 NOTEHOLDER OR CLASS A-1 NOTE OWNER, BY ACCEPTANCE OF A CLASS A-1 NOTE, OR, IN THE CASE OF A CLASS A-1 NOTE OWNER, A BENEFICIAL INTEREST IN A CLASS A-1 NOTE, COVENANTS AND AGREES THAT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER PAYMENT IN FULL OF ALL OBLIGATIONS OF EACH OF THE SELLER, THE ISSUING ENTITY, ANY OTHER TRUST CREATED BY THE SELLER OR ANY LIMITED LIABILITY COMPANY OR CORPORATION WHOLLY-OWNED BY THE SELLER (EACH, A “BANKRUPTCY REMOTE PARTY”) IN RESPECT OF ALL SECURITIES ISSUED BY ANY BANKRUPTCY REMOTE PARTY (I) SUCH PARTY SHALL NOT AUTHORIZE ANY BANKRUPTCY REMOTE PARTY TO COMMENCE A VOLUNTARY WINDING-UP OR OTHER VOLUNTARY CASE OR OTHER PROCEEDING SEEKING LIQUIDATION, REORGANIZATION OR OTHER RELIEF WITH RESPECT TO SUCH BANKRUPTCY REMOTE PARTY OR ITS DEBTS UNDER ANY BANKRUPTCY, INSOLVENCY OR OTHER SIMILAR LAW NOW OR HEREAFTER IN EFFECT IN ANY JURISDICTION OR SEEKING THE APPOINTMENT OF AN ADMINISTRATOR, A TRUSTEE, RECEIVER, LIQUIDATOR, CUSTODIAN OR OTHER SIMILAR OFFICIAL WITH RESPECT TO SUCH BANKRUPTCY REMOTE PARTY OR ANY SUBSTANTIAL PART OF ITS PROPERTY OR TO CONSENT TO ANY SUCH RELIEF OR TO THE APPOINTMENT OF OR TAKING

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POSSESSION BY ANY SUCH OFFICIAL IN ANY INVOLUNTARY CASE OR OTHER PROCEEDING COMMENCED AGAINST SUCH BANKRUPTCY REMOTE PARTY, OR TO MAKE A GENERAL ASSIGNMENT FOR THE BENEFIT OF, ITS CREDITORS GENERALLY, ANY PARTY HERETO OR ANY OTHER CREDITOR OF SUCH BANKRUPTCY REMOTE PARTY, AND (II) NONE OF THE PARTIES HERETO SHALL COMMENCE OR JOIN WITH ANY OTHER PERSON IN COMMENCING ANY PROCEEDING AGAINST SUCH BANKRUPTCY REMOTE PARTY UNDER ANY BANKRUPTCY, REORGANIZATION, LIQUIDATION OR INSOLVENCY LAW OR STATUTE NOW OR HEREAFTER IN EFFECT IN ANY JURISDICTION.

EACH CLASS A-1 NOTEHOLDER OR CLASS A-1 NOTE OWNER, BY ACCEPTANCE OF A CLASS A-1 NOTE (OR INTEREST THEREIN), AGREES TO TREAT, AND TO TAKE NO ACTION INCONSISTENT WITH THE TREATMENT OF, THE CLASS A-1 NOTES AS INDEBTEDNESS OF THE ISSUING ENTITY FOR PURPOSES OF FEDERAL AND STATE INCOME TAX AND ANY OTHER TAX MEASURED IN WHOLE OR IN PART BY INCOME.

ARTICLE III

COVENANTS

SECTION 3.1 Payment of Principal and Interest. The Issuer will duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing and subject to Section 8.2, on each Payment Date the Issuer shall cause to be paid all amounts on deposit in the Collection Account which represent Collections received by the Servicer during the preceding Collection Period in accordance with the Sale and Servicing Agreement. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered to have been paid by the Issuer to such Noteholder for all purposes of this Indenture. Interest accrued on the Notes shall be due and payable on each Payment Date. The final interest payment on each Class of Notes is due on the earlier of (a) the Payment Date (including any Redemption Date) on which the principal amount of that Class of Notes is reduced to zero or (b) the applicable Final Scheduled Payment Date for that Class of Notes.

SECTION 3.2 Maintenance of Office or Agency. The Issuer shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon

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the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

SECTION 3.3 Money for Payments To Be Held in Trust. As provided in Section 8.2 and 5.4, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Trust Accounts shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn therefrom for payments on the Notes shall be paid over to the Issuer except as provided in this Section and Section 4.4 of the Sale and Servicing Agreement.

On or prior to each Payment Date and Redemption Date, the Issuer shall deposit or cause to be deposited into the Collection Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes and other Persons entitled to payment on each Payment Date, and the Paying Agent shall hold such sum to be held in trust for the benefit of the Persons entitled thereto pursuant to the Transaction Documents and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee in writing of its action or failure so to act.

The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee and the Note Insurer an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees to the extent relevant), subject to the provisions of this Section, that such Paying Agent will:

(i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as provided in the Transaction Documents;

(ii) give the Indenture Trustee written notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(iv) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

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(v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such a payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to the escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and distributed by the Indenture Trustee to the Issuer on Issuer Request with the consent of the Note Insurer (unless a Note Insurer Default shall have occurred and is continuing) and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that if such money or any portion thereof had been previously deposited by the Note Insurer with the Indenture Trustee for the payment of principal or interest of the Notes, to the extent any amounts are owing to the Note Insurer, such amounts shall be paid promptly to the Note Insurer upon the Indenture Trustee’s receipt of a written request by the Note Insurer to such effect; and provided, further, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the reasonable expense of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to the Issuer. The Indenture Trustee may also adopt and employ, at the written direction of and at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Noteholder).

SECTION 3.4 Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware.

SECTION 3.5 Protection of Collateral. The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Indenture Secured Parties to be prior to all other Liens in respect of the Collateral, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Indenture Secured Parties, a first Lien on and a first priority, perfected security interest in the Collateral. The Issuer shall from time to time execute and deliver all such supplements and

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amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Administrator and delivered to the Issuer, and shall take such other action necessary or advisable to:

(a) Grant more effectively all or any portion of the Collateral;

(b) maintain or preserve the lien and security interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

(c) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(d) enforce any of the Collateral; or

(e) preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Noteholders in the Collateral against the claims of all Persons.

The Issuer hereby designates the Indenture Trustee as its agent and attorney-in-fact and hereby authorizes the Indenture Trustee to file all financing statements, continuation statements or other instruments required to be executed (if any) pursuant to this Section. Notwithstanding any statement to the contrary contained herein or in any other Transaction Document, the Issuer shall not be required to notify any insurer with respect to any Insurance Policy about any aspect of the transactions contemplated by the Transaction Documents.

SECTION 3.6 Opinions As To Collateral.

(a) On the Closing Date, the Issuer shall furnish to the Indenture Trustee, the Note Insurer and the Swap Counterparty an Opinion of Counsel either stating (i) that, in the opinion of such counsel, such action has been taken with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the first priority lien and security interest of this Indenture and reciting the details of such action, or (ii) that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

(b) Within 120 days after the beginning of each calendar year, beginning with April 30, 2008, the Issuer shall furnish to the Indenture Trustee, the Note Insurer and the Swap Counterparty an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until April 30 in the following calendar year.

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SECTION 3.7 Performance of Obligations; Servicing of Receivables.

(a) The Issuer shall not take any action and shall use its best efforts not to permit any action to be taken by others, including the Administrator, that would release any Person from any of such Person’s covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the Transaction Documents or such other instrument or agreement.

(b) The Issuer may contract with other Persons acceptable to the Note Insurer (unless a Note Insurer Default shall have occurred and is continuing) to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee and the Note Insurer in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator, and the Administrator has agreed, to assist the Issuer in performing its duties under this Indenture. The Note Insurer hereby consents to such contract.

(c) The Issuer shall, and shall cause the Administrator and the Servicer to, punctually perform and observe all of its respective obligations and agreements contained in this Indenture, the other Transaction Documents and the instruments and agreements included in the Collateral, including but not limited to preparing (or causing to prepared) and filing (or causing to be filed) all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Transaction Documents in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Transaction Document or any provision thereof other than in accordance with the amendment provisions set forth in such Transaction Document.

SECTION 3.8 Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

(a) engage in any activities other than financing, acquiring, owning, pledging and managing the Receivables and the other Collateral as contemplated by this Indenture and the other Transaction Documents;

(b) except as expressly permitted by this Indenture or in the other Transaction Documents, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer;

(c) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate;

(d) dissolve or liquidate in whole or in part;

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(e) (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any Lien to be created on or extend to or otherwise arise upon or burden the assets of the Issuer or any part thereof or any interest therein or the proceeds thereof and (iii) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any Permitted Lien) security interest in the Collateral (it being understood that (A) either each Receivable constituting part of the Collateral is secured by a first priority validly perfected security interest in the Financed Vehicle in favor of the applicable Originator, as secured party, or all necessary actions with respect to the Receivable have been taken or will be taken to perfect a first priority security interest in the Financed Vehicle in favor of the applicable Originator, as secured party and (B) the Issuer shall not be required to notify any insurer with respect to any Insurance Policy obtained by an Obligor about any aspect of the transactions contemplated by the Transaction Documents);

(f) incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the Transaction Documents; or

(g) merge or consolidate with, or transfer substantially all of its assets to, any other Person.

SECTION 3.9 Annual Compliance Statement.

(a) The Issuer shall deliver to the Indenture Trustee, the Swap Counterparty, the Note Insurer and each Rating Agency, within 120 days after the end of each calendar year (commencing with the year ending December 31, 2007), an Officer’s Certificate stating, as to the Responsible Officer signing such Officer’s Certificate, that:

(i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and

(ii) to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

(b) The Issuer shall:

(i) file with the Indenture Trustee, within 15 days after the Issuer is required (if at all) to file the same with the Commission, copies of the annual reports and such other information, documents and reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) as the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or such other reports required pursuant to TIA Section 314(a)(1);

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(ii) file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such other information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders as required by TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 3.9(b) as may be required pursuant to rules and regulations prescribed from time to time by the Commission.

(c) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall be the same as the fiscal year of the Servicer.

SECTION 3.10 [Reserved]

SECTION 3.11 Restrictions on Certain Other Activities. The Issuer shall not: (i) engage in any activities other than financing, acquiring, owning, pledging and managing the Trust Estate and the other Collateral in the manner contemplated by the Transaction Documents; (ii) issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness other than the Notes; (iii) make any loan, advance or credit to, guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person; or (iv) make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

SECTION 3.12 Restricted Payments. The Issuer shall not, directly or indirectly, (a) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer or to the Servicer or the Administrator, (b) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (c) set aside or otherwise segregate any amounts for any such purpose; provided that the Issuer may cause to be made distributions to the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee, the Noteholders, the Note Insurer, the Swap Counterparty and the Residual Interestholders as permitted by, and to the extent funds are available for such purpose under this Indenture, the Sale and Servicing Agreement, the Administration Agreement or the Trust Agreement. Other than as set forth in the preceding sentence, the Issuer will not, directly or indirectly, make distributions from the Trust Accounts.

SECTION 3.13 Notice of Events of Default. The Issuer shall promptly deliver to the Indenture Trustee, the Note Insurer, the Swap Counterparty and each Rating Agency written notice in the form of an Officer’s Certificate of any event which with the giving of notice, the lapse of time or both would become an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

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SECTION 3.14 Further Instruments and Acts. Upon request of the Indenture Trustee or the Note Insurer, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 3.15 Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any other Transaction Document.

SECTION 3.16 Removal of Administrator. For so long as any Notes are Outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection therewith and the Note Insurer consents in writing.

SECTION 3.17 Perfection Representations, Warranties and Covenants. The perfection representations, warranties and covenants attached hereto as Schedule II shall be deemed to be part of this Indenture for all purposes.

SECTION 3.18 Investment Company Act Representation. The Issuer hereby represents and warrants to the Indenture Trustee and the Note Insurer that it is not an “investment company” that is registered or required to be registered under, or otherwise subject to the restrictions of, the Investment Company Act of 1940, as amended.

ARTICLE IV

SATISFACTION AND DISCHARGE

SECTION 4.1 Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.3, 3.4, 3.5, 3.8, 3.11, 3.12, (e) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 4.2) and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:

(a) either (i) all Notes theretofore authenticated and delivered (other than (1) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (2) Notes for which payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation and the Note Insurance Policy has expired and been returned to the Note Insurer for

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cancellation or (ii) all Notes not theretofore delivered to the Indenture Trustee for cancellation (1) have become due and payable, (2) will become due and payable at the Final Scheduled Payment Date within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clauses (1), (2) or (3), has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due to the Final Scheduled Payment Date or Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.1), as the case may be;

(b) the Issuer has paid or caused to be paid all other sums payable under the Transaction Documents by the Issuer, including, without limitation, all amounts owed to the Note Insurer and the Swap Counterparty, including all Swap Termination Payments; and

(c) the Issuer has delivered to the Indenture Trustee, the Note Insurer and the Swap Counterparty an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA, the Indenture Trustee, the Note Insurer (unless a Note Insurer Default has occurred and is continuing), or the Swap Counterparty (unless the Interest Rate Swap Agreement has been terminated and all amounts owed to the Swap Counterparty have been paid) a certificate from a firm of certified public accountants, each meeting the applicable requirements of Section 11.1(a) and, subject to Section 11.2, and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with (and, in the case of an Officer’s Certificate, stating that the Rating Agency Condition has been satisfied).

SECTION 4.2 Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes, this Indenture and Article IV of the Sale and Servicing Agreement. Such monies need not be segregated from other funds except to the extent required herein, in the Sale and Servicing Agreement or by law.

SECTION 4.3 Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and thereupon such Paying Agent shall be released from all further liability with respect to such monies.

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ARTICLE V

REMEDIES

SECTION 5.1 Events of Default. The occurrence and continuation of any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute a default under this Indenture (each, an “Event of Default”):

(a) default in the payment of any interest on any Note when the same becomes due and payable, and such default shall continue for a period of five days or more;

(b) default in the payment of principal of or any installment of the principal of any Note when the same becomes due and payable;

(c) any failure by the Issuer to duly observe or perform in any material respect any of its material covenants or agreements made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), which failure materially and adversely affects the rights of the Noteholders (without giving effect to the Note Insurance Policy), and such failure shall continue unremedied for a period of 60 days (or for such longer period not in excess of 90 days, as may be reasonably necessary to remedy such failure; provided that (i) such failure is capable of remedy within 90 days or less and (ii) the Controlling Party consents to such longer cure period) after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee, by Noteholders evidencing at least 25% of the Note Balance of the Outstanding Notes or by the Note Insurer, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d) any representation or warranty of the Issuer made in this Indenture proves to have been incorrect in any material respect when made, which failure materially and adversely affects the rights of the Noteholders (without giving effect to the Note Insurance Policy), and which failure continues unremedied for 60 days (or for such longer period not in excess of 90 days, as may be reasonably necessary to remedy such failure; provided that (i) such failure is capable of remedy within 90 days or less and (ii) the Controlling Party consents to such longer cure period) after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee, by Noteholders evidencing at least 25% of the Note Balance of the Outstanding Notes or by the Note Insurer, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(e) a Bankruptcy Event with respect to the Issuer; or

(f) a draw is made on the Note Insurance Policy.

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SECTION 5.2 Acceleration of Maturity; Waiver of Event of Default.

(a) Unless a Note Insurer Default has occurred and is continuing, if an Event of Default shall have occurred and is continuing, then the Note Insurer shall have the right, but not the obligation, upon prior written notice to each Rating Agency, to declare by written notice to the Issuer and the Indenture Trustee that the Notes are immediately due and payable, and upon any such declaration, the Note Balance, together with accrued and unpaid interest thereon, shall become immediately due and payable. The Indenture Trustee will have no discretion with respect to the acceleration of the Notes under the foregoing circumstances. In the event of any such acceleration of the Notes, the Indenture Trustee shall continue to make claims under the Note Insurance Policy with respect to the Notes.

(b) If a Note Insurer Default shall have occurred and is continuing and an Event of Default shall have occurred and is continuing, the Indenture Trustee shall, if so requested in writing by the Holders of not less than the majority of the Note Balance, and upon written notice to each Rating Agency, declare that the Notes are immediately due and payable, and upon any such declaration the Note Balance, together with accrued and unpaid interest thereon, shall become immediately due and payable.

(c) In the event any Notes are accelerated due to an Event of Default, the Note Insurer shall have the right (in addition to its obligation to pay Insured Payments as defined in and in accordance with the Note Insurance Policy on the Notes), but not the obligation, to make payments under the Note Insurance Policy or otherwise of interest and principal due on such Notes, in whole or in part on any date or dates following such acceleration as the Note Insurer, in its sole discretion, shall elect.

(d) At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter provided for in this Article V, the Note Insurer in its sole discretion or if a Note Insurer Default has occurred and is continuing, the Noteholders representing a majority of the Note Balance, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay (A) all payments of principal of and interest on all Notes and all other amounts that would then be due hereunder or upon such Notes if the Event of Default giving rise to such acceleration had not occurred, (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel and (C) any Net Swap Payments and any Swap Termination Payments then due and payable to the Swap Counterparty under the Interest Rate Swap Agreement; and

(ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12.

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No such rescission shall affect any subsequent default or impair any right consequent thereto.

If the Notes have been declared due and payable, the Indenture Trustee may institute proceedings to collect amounts due, exercise remedies as a secured party (including foreclosure or sale of the Collateral) or elect to maintain the Collateral and continue to apply the proceeds from the Collateral as if there had been no declaration of acceleration. Any sale of the Collateral by the Indenture Trustee will be subject to the terms and conditions of Section 5.4.

SECTION 5.3 Collection of Indebtedness and Suits for Enforcement by the Indenture Trustee.

(a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee in writing as directed by the Controlling Party, pay to the Indenture Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and counsel.

(b) In case the Issuer shall fail forthwith to pay the amounts described in clause (a) above upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, shall, if so directed by the Controlling Party, institute a proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

(c) If an Event of Default shall have occurred and is continuing, the Indenture Trustee may, as more particularly provided in Section 5.4, in its discretion but with the consent of the Controlling Party, and shall at the direction of the Controlling Party, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate proceedings as the Indenture Trustee or the Controlling Party shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, proceedings under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other

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comparable judicial proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Noteholders allowed in such proceedings;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or person performing similar functions in any such proceedings;

(iii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

(iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such proceeding is hereby authorized by each Noteholder to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence, bad faith or willful misconduct, and any other amounts due the Indenture Trustee under Section 6.7.

(e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

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(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Indenture Secured Parties, to the extent set forth in Section 5.4(b).

(g) In any proceedings brought by the Indenture Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such proceedings.

SECTION 5.4 Remedies; Priorities.

(a) If an Event of Default shall have occurred and is continuing, the Indenture Trustee shall, at the direction of the Controlling Party, do one or more of the following (subject to Sections 5.2 and 5.5):

(i) institute proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(ii) institute proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

(iii) exercise any other remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

(iv) subject to Section 5.17, after an acceleration of the maturity of the Notes pursuant to Section 5.2, sell the Collateral or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not exercise the remedy described in clause (ii) above following an Event of Default unless (A) the holders of 100% of the Note Balance of the Outstanding Notes and the Note Insurer (so long as the Note Insurer is the Controlling Party) have consented to such liquidation, (B) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and the accrued interest on the Outstanding Notes and all amounts due to the Note Insurer and the Swap Counterparty under the Transaction Documents; (C)(I) the Note Insurer is the Controlling Party and so directs, (II) the Event of Default relates to the failure to pay interest or principal when due and payable (a “Payment Default”) and (III) the Indenture Trustee determines (after consultation with the Note Insurer) (but shall have no obligation to make such determination unless directed by the Controlling Party) that the Collections on the Receivables will not be sufficient on an ongoing basis to make all payments on the Notes as they

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would become due if the Notes had not been declared due and payable or (D)(I) the Note Insurer is not the Controlling Party, (II) the Holders of at least 66 2/3% of the Note Balance of the Outstanding Notes have consented to such liquidation, (III) the related Event of Default relates to a Payment Default and (IV) the Indenture Trustee determines (but shall have no obligation to make such determination) that the Collections on the Receivables will not be sufficient on an ongoing basis to make all payments on the Notes as they would become due if the Notes had not been declared due and payable. In determining such sufficiency or insufficiency with respect to clauses (C) and (D) of the preceding sentence, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

(b) Notwithstanding the provisions of Section 8.2 hereof or Section 4.4 of the Sale and Servicing Agreement, if the Indenture Trustee collects any money or property pursuant to this Article V and the Notes have been accelerated, it shall pay out such money or property (and other amounts, including all amounts held on deposit in the Trust Accounts) held as Collateral for the benefit of the Noteholders (net of liquidation costs associated with the sale of the Trust Estate) in the following order of priority:

(i) first, to the Indenture Trustee and the Owner Trustee, any accrued and unpaid fees (including any unpaid Indenture Trustee fees or Owner Trustee fees with respect to prior periods) and any reasonable expenses (including indemnification amounts) not previously paid by the Servicer; provided that, unless the Controlling Party shall consent otherwise, aggregate expenses payable to the Indenture Trustee and the Owner Trustee pursuant to this clause (i) and Section 4.4(a)(1) of the Sale and Servicing Agreement shall be limited to $150,000 per annum in the aggregate;

(ii) second, to the Servicer, the Servicing Fee and all unpaid Servicing Fees with respect to prior periods;

(iii) third, to the Swap Counterparty, the Net Swap Payment;

(iv) fourth, to the Holders of the Class A Notes, on a pro rata basis based on the interest due on each Class of Class A Notes, the Accrued Note Interest;

(v) fifth, to the Note Insurer, the Premium;

(vi) sixth, to the Holders of the Class A-1 Notes in respect of principal thereof until the Class A-1 Notes have been paid in full;

(vii) seventh, to the Holders of the Class A-2 Notes, Class A-3-A Notes, Class A-3-B Notes and Class A-4 Notes, in respect of principal thereof, on a pro rata basis (based on the Note Balance of the Outstanding Notes of each such Class on such Payment Date), until all such Classes of the Notes have been paid in full;

(viii) eighth, to the Note Insurer, the Reimbursement Obligations, Premium and any other amounts owing to the Note Insurer not previously paid;

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(ix) ninth, to the Indenture Trustee and the Owner Trustee, any accrued and unpaid fees, reasonable expenses and indemnity payments which have not previously been paid;

(x) tenth, to the Swap Counterparty, all Swap Termination Payments and any other amounts owing to the Swap Counterparty not previously paid; and

(xi) eleventh, any remaining funds shall be distributed to or at the direction of the Residual Interestholder.

The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

Prior to an acceleration of the Notes after an Event of Default, if the Indenture Trustee collects any money or property pursuant to this Article V, such amounts shall be deposited into the Collection Account and distributed in accordance with Section 4.4 of the Sale and Servicing Agreement and Section 8.2 hereof.

SECTION 5.5 Optional Preservation of the Collateral. If a Note Insurer Default shall have occurred and is continuing and the Notes have been declared due and payable under Section 5.2 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, if permitted hereunder, the Indenture Trustee may, but need not, elect to maintain possession of the Trust Estate and continue to apply the proceeds thereof in accordance with Sections 5.4(b). It is the intent of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and amounts due to the Note Insurer and the Swap Counterparty under the Transaction Documents, and the Indenture Trustee shall take such intent into account when determining whether or not to maintain possession of the Trust Estate. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

SECTION 5.6 Limitation of Suits.

(a) No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

(ii) the Holders of not less than 25% of the Note Balance, have made written request to the Indenture Trustee to institute such proceeding in respect of such Event of Default in its own name as the Indenture Trustee hereunder;

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(iii) such Holder or Holders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in complying with such request;

(iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings;

(v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Note Balance of the Outstanding Notes; and

(vi) a Note Insurer Default shall have occurred and is continuing or no Notes shall be Outstanding and all amounts owing to the Note Insurer have been paid in full.

No Noteholder or group of Noteholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except, in each case, to the extent and in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Note Balance, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

(b) No Noteholder shall have any right to vote except as provided pursuant to this Indenture and the Notes, nor any right in any manner to otherwise control the operation and management of the Issuer. However, in connection with any action as to which Noteholders are entitled to vote or consent under this Indenture and the Notes, the Issuer may set a record date for purposes of determining the identity of Noteholders entitled to vote or consent in accordance with TIA Section 316(c).

SECTION 5.7 Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment and such right shall not be impaired without the consent of such Noteholder.

SECTION 5.8 Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

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SECTION 5.9 Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, the Note Insurer, the Swap Counterparty or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10 Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, the Note Insurer or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee, the Note Insurer or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, the Note Insurer or by the Noteholders, as the case may be.

Section 5.11 Control by Noteholders. If a Note Insurer Default shall have occurred and is continuing, and subject to the provisions of Sections 5.4, 5.6, 6.2(d) and 6.2(e), Noteholders holding not less than a majority of the Note Balance, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee with respect to the Notes or with respect to the exercise of any trust or power conferred on the Indenture Trustee; provided that

(a) such direction shall not be in conflict with any rule of law or with this Indenture;

(b) any such direction to the Indenture Trustee to sell or liquidate the Collateral shall be subject to the terms of Section 5.4(a);

(c) if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Note Balance of the Outstanding Notes to sell or liquidate the Trust Estate shall be of no force and effect;

(d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction, applicable law and the terms of this Indenture; and

(e) such direction shall be in writing;

provided, further, that, subject to Section 6.1, the Indenture Trustee need not take any action that it determines might expose it to personal liability or might materially adversely affect or unduly prejudice the rights of any Noteholders not consenting to such action.

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SECTION 5.12 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, the Note Insurer or, if a Note Insurer Default shall have occurred and is continuing, the Holders of Notes of not less than a majority of the Note Balance may waive any past Default or Event of Default and its consequences except a Default (a) in payment of principal of or interest on any of the Notes, (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of each Noteholder or (c) arising from a Bankruptcy Event with respect to the Issuer. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

Upon any such waiver, such Event of Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any prior, subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 5.13 Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as the Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Note Balance of the Outstanding Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

SECTION 5.14 Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 5.15 Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any

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of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b), if the maturity of the Notes has been accelerated pursuant to Section 5.2, or Section 4.4 of the Sale and Servicing Agreement and Section 8.2 of this Indenture, if the maturity of the Notes has not been accelerated.

SECTION 5.16 Performance and Enforcement of Certain Obligations.

(a) Promptly following a request from the Indenture Trustee or the Note Insurer (unless a Note Insurer Default has occurred and is continuing) to do so, the Issuer shall take all such lawful action as the Indenture Trustee or the Note Insurer may request to compel or secure the performance and observance (i) by the Seller and the Servicer, as applicable, of each of their obligations to the Issuer under or in connection with the Sale and Servicing Agreement, (ii) or by the Seller or COAF, as applicable, of each of their obligations under or in connection with the Purchase Agreement, (iii) by COAF or the Originator, as applicable, of each of their obligations under or in connection with the Sale Agreement, in each case, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Servicing Agreement and the Purchase Agreement, as the case may be, to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller, the Servicer or COAF thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Sale and Servicing Agreement or by the Seller or COAF, as applicable, of each of their obligations under or in connection with the Purchase Agreement.

(b) If a Note Insurer Default has occurred and is continuing and an Event of Default has occurred and is continuing, the Indenture Trustee may, and, at the direction (which direction shall be in writing) of the Holders of a majority of the Note Balance shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Seller or the Servicer under or in connection with the Sale and Servicing Agreement, against the Seller or COAF under the Purchase Agreement or against COAF or the Originator under the Sale Agreement, including the right or power to take any action to compel or secure performance or observance by the Seller, the Servicer, COAF or the Originator of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Sale and Servicing Agreement, the Purchase Agreement or the Sale Agreement, as applicable, and any right of the Issuer to take such action shall be suspended.

SECTION 5.17 Sale of Collateral. If the Indenture Trustee acts to sell the Collateral or any part thereof, pursuant to Section 5.4(a), the Indenture Trustee shall publish a notice in an Authorized Newspaper stating that the Indenture Trustee intends to effect such a sale in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. Following such publication, the Indenture Trustee shall, unless otherwise prohibited by applicable law from any such action, sell the Collateral or any part thereof, in such manner and on such terms as provided above to the highest bidder, provided, however, that the Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee shall give notice to the Seller and the Servicer of any proposed sale, and the Seller, the Servicer or any Affiliate thereof shall be permitted to bid for the Collateral at any such sale. The Indenture Trustee may

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obtain a prior determination from a conservator, receiver or trustee in bankruptcy of the Issuer that the terms and manner of any proposed sale are commercially reasonable. The power to effect any sale of any portion of the Collateral pursuant to Section 5.4 and this Section 5.17 shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts payable on the Notes shall have been paid.

ARTICLE VI

THE INDENTURE TRUSTEE

SECTION 6.1 Duties of the Indenture Trustee.

(a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Prior to the occurrence of an Event of Default:

(i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the other Transaction Documents to which it is a party and no implied covenants or obligations shall be read into this Indenture or the other Transaction Documents against the Indenture Trustee; and

(ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Indenture Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

(iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

(d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c).

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(e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture or the Sale and Servicing Agreement.

(g) No provision of this Indenture or any other Transaction Document shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture and each other Transaction Document relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

(i) The Indenture Trustee shall take all actions required to be taken by the Indenture Trustee under the Sale and Servicing Agreement.

(j) The Indenture Trustee, upon two Business Days’ prior notice to the Indenture Trustee, shall permit any representative of the Note Insurer at the expense of the Issuer, during the Indenture Trustee’s normal business hours, to examine all books of account, records, reports and other papers of the Indenture Trustee relating to the Notes, to make copies and extracts there from and to discuss the Indenture Trustee’s affairs and actions, as such affairs and actions relate to the Indenture Trustee’s duties with respect to the Notes, with the Indenture Trustee’s officers and employees responsible for carrying out the Indenture Trustee’s duties with respect to the Notes.

(k) The Indenture Trustee shall, and hereby agrees that it will, hold the Note Insurance Policy in trust, and will hold any proceeds of any claim on the Note Insurance Policy in trust solely for the use and benefit of the Noteholders.

SECTION 6.2 Rights of the Indenture Trustee.

(a) The Indenture Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

(b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, as applicable. The Indenture Trustee shall not be liable for any action it takes, suffers or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, the Administrator, any co-trustee or separate trustee appointed in accordance with the provisions of Section 6.10, or any other such agent, attorney, custodian or nominee appointed with due care by it hereunder.

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(d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture or to honor the request or direction of any of the Noteholders or the Note Insurer pursuant to this Indenture unless such Noteholders or the Note Insurer, as applicable, shall have offered to the Indenture Trustee reasonable security or indemnity satisfactory to the Indenture Trustee against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such request or direction.

SECTION 6.3 Individual Rights of the Indenture Trustee. Subject to Section 310 of the TIA, the Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Seller, the Owner Trustee, the Administrator and their respective Affiliates with the same rights it would have if it were not the Indenture Trustee, and the Seller, the Owner Trustee, the Administrator and their respective Affiliates may maintain normal commercial banking and investment banking relationships with the Indenture Trustee and its Affiliates. Any Paying Agent, Note Registrar, co-registrar, co-paying agent, co-trustee or separate trustee may do the same with like rights. However, the Indenture Trustee must comply with Section 6.11.

SECTION 6.4 The Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, shall not be accountable for the Issuer’s use of the proceeds from the Notes, and shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes, all of which shall be taken as the statements of the Issuer, other than the Indenture Trustee’s certificate of authentication.

SECTION 6.5 Notice of Defaults. If a Default occurs and is continuing and if it is either actually known or written notice of the existence thereof has been delivered to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder and the Rating Agencies notice of the Default within 90 days after such knowledge or notice occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

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SECTION 6.6 Reports by the Indenture Trustee to Noteholders. The Indenture Trustee, at the expense of the Issuer, shall deliver to each Noteholder, not later than the latest date permitted by law, such information as may be required by law to enable such Holder to prepare its federal and state income tax returns.

SECTION 6.7 Compensation and Indemnity.

(a) The Issuer shall cause the Servicer to pay to Deutsche Bank Trust Company Americas pursuant to the Sale and Servicing Agreement from time to time compensation for all services rendered by Deutsche Bank Trust Company Americas pursuant to the Transaction Documents pursuant to a fee letter between the Servicer and Deutsche Bank Trust Company Americas (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee to an express trust).

(b) Except as otherwise expressly provided herein, the Issuer shall (and shall cause the Seller and COAF to) reimburse the Indenture Trustee for any expense incurred by the Indenture Trustee in pursuing remedies pursuant to Section 5.4 (including, but not limited to, the reasonable compensation, expenses and disbursements of its agents and counsel and allocable costs of in-house counsel); provided, however, in no event shall the Issuer, COAF or the Seller pay or reimburse the Indenture Trustee or the agents or counsel, including in-house counsel of either, for any expenses, disbursements and advances incurred or made by the Indenture Trustee in connection with any action or inaction on the part of the Indenture Trustee for which a court of competent jurisdiction has found the Indenture Trustee to be grossly negligent.

(c) The Issuer shall (and shall cause the Seller and COAF to) indemnify the Indenture Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense incurred without gross negligence or bad faith on the part of the Indenture Trustee arising out of, or in connection with, the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties hereunder; provided, however, that:

(i) with respect to any such claim the Indenture Trustee shall have given the Issuer, COAF and the Note Insurer written notice thereof promptly after the Indenture Trustee shall have actual knowledge thereof; provided that failure to notify shall not relieve the parties of their obligations hereunder;

(ii) while maintaining absolute control over its own defense, the Indenture Trustee shall cooperate and consult fully with the Owner Trustee, the Seller, COAF, the Administrator, the Servicer and the Note Insurer in preparing such defense; provided that the interests of the Indenture Trustee are not adverse to those of such parties;

(iii) notwithstanding anything to the contrary in this Section, none of the Issuer, the Seller, COAF, the Administrator or the Servicer shall be liable for

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settlement of any such claim by the Indenture Trustee entered into without the prior consent of the such parties, which consent shall not be unreasonably withheld or delayed; and

(iv) the Indenture Trustee, its officers, directors, employees and agents, as a group, shall be entitled to counsel separate from the Issuer, the Seller, COAF, the Administrator and the Servicer; to the extent such parties’ interests are not adverse to the interests of the Indenture Trustee, its officers, directors, employees or agents, the Indenture Trustee may agree to be represented by the same counsel as the Issuer, the Seller, COAF or the Servicer.

(d) The Issuer’s payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture or the Indenture Trustee’s earlier resignation or removal. When the Indenture Trustee incurs expenses after the occurrence of a Default specified in Section 5.1(d) or 5.1(e) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

(e) Under the Sale and Servicing Agreement, the Seller has agreed to assume and to pay, and to indemnify, defend and hold harmless the Indenture Trustee, the Note Insurer and the Noteholders from any taxes which may at any time be asserted with respect to, and as of the date of, the Grant of the Trust Estate to the Indenture Trustee, including, without limitation, any sales, gross receipts, general corporation, personal property, privilege or license taxes (but with respect to the Noteholders only, not including any federal, state or other taxes arising out of the creation of the issuance of the Notes or payments with respect thereto) and costs, expenses and reasonable counsel fees in defending against the same.

SECTION 6.8 Removal, Resignation and Replacement of the Indenture Trustee. The Indenture Trustee may resign at any time by so notifying the Issuer, the Note Insurer, the Swap Counterparty, the Administrator, the Servicer and each Rating Agency. The Controlling Party may remove the Indenture Trustee without cause by so notifying the Indenture Trustee and the Issuer, and following that removal may appoint a successor to the Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(a) the Indenture Trustee fails to comply with Section 6.11;

(b) a Bankruptcy Event occurs with respect to the Indenture Trustee;

(c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

(d) the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of the Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee acceptable to the Note Insurer (unless a Note Insurer Default shall have occurred and is continuing). If the Issuer fails to appoint such a successor Indenture Trustee, the Note Insurer may appoint a successor Indenture Trustee.

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A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, the Note Insurer (unless a Note Insurer Default shall have occurred and is continuing), the Swap Counterparty and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee, without any further act, deed or conveyance, shall have all the rights, powers and duties of the Indenture Trustee under this Indenture subject to satisfaction of the Rating Agency Condition. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as the Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer, the Note Insurer or the Holders of a majority of the Note Balance may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.8 and payment of all fees and expenses owed to the outgoing Indenture Trustee.

Notwithstanding the resignation or removal of the Indenture Trustee pursuant to this Section, the Issuer’s and Administrator’s obligations under Section 6.7 shall continue for the benefit of the retiring Indenture Trustee.

The Indenture Trustee shall not be liable for the acts or omissions of any successor Indenture Trustee.

SECTION 6.9 Successor Indenture Trustee by Merger. Subject to Section 6.11, if the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee, provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide each Rating Agency, the Note Insurer and the Administrator prior written notice of any such transaction.

In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee.

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SECTION 6.10 Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, after delivering written notice to the Administrator, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee and the Administrator acting jointly, with the consent of the Note Insurer (unless a Note Insurer Default shall have occurred and be continuing), shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee and the Administrator may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being intended that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, including acts or omissions of predecessor or successor trustees; and

(iii) the Indenture Trustee and the Administrator may at any time accept the resignation of or, acting jointly, remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be

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provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Administrator.

(d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in this Indenture, the appointment of any separate trustee or co-trustee shall not relieve the Indenture Trustee of its obligations and duties under this Indenture.

SECTION 6.11 Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA § 310(a) and, in addition, shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and shall have a long term debt rating of investment grade or better by each Rating Agency or shall otherwise be acceptable to each Rating Agency. The Indenture Trustee shall provide copies of such reports to the Note Insurer upon request. The Indenture Trustee shall also satisfy the requirements of TIA § 310(b). Neither the Issuer nor any Affiliate of the Issuer may serve as Indenture Trustee.

SECTION 6.12 Preferential Collection of Claims Against the Issuer. The Indenture Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). Any Indenture Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

SECTION 6.13 Compliance with Applicable Anti-Terrorism and Anti Money Laundering Regulations. In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, each of the parties agrees to provide to the Indenture Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Indenture Trustee to comply with applicable law.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

SECTION 7.1 The Issuer to Furnish the Indenture Trustee Names and Addresses of Noteholders. The Issuer shall furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date, and (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more

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than ten days prior to the time such list is furnished; provided, however, that so long as (i) the Indenture Trustee is the Note Registrar, or (ii) the Notes are issued as Book-Entry Notes, no such list shall be required to be furnished to the Indenture Trustee. The Indenture Trustee or, if the Indenture Trustee is not the Note Registrar, the Issuer shall furnish such list to the Note Insurer in writing at such times as the Note Insurer may reasonably request.

SECTION 7.2 Preservation of Information; Communications to Noteholders.

(a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as the Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such Section 7.1 upon receipt of a new list so furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar or the Notes are issued as Book-Entry Notes, no such list shall be required to be preserved or maintained.

(b) The Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes. Upon receipt by the Indenture Trustee of any request by three or more Noteholders or by one or more Noteholders evidencing not less than 25% of the Note Balance to receive a copy of the current list of Noteholders (whether or not made pursuant to TIA § 312(b)), the Indenture Trustee shall promptly notify the Administrator thereof by providing to the Administrator a copy of such request and a copy of the list of Noteholders produced in response thereto.

(c)	The Issuer, the Indenture Trustee and Note Registrar shall have the protection of TIA § 312(c).

SECTION 7.3 Reports by the Indenture Trustee. If required by TIA § 313(a), within 60 days after each March 31, beginning with March 31, 2008, the Indenture Trustee shall mail to each Noteholder as required by TIA § 313(c), a brief report dated as of such date that complies with TIA § 313(a). The Indenture Trustee also shall comply with TIA § 313(b). A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

SECTION 8.1 Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture and the Sale and Servicing Agreement. The Indenture Trustee shall apply all such money received by it as provided in this Indenture and the Sale and Servicing Agreement. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of

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any payment or performance under any agreement or instrument that is part of the Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

SECTION 8.2 Trust Accounts.

(a) [Reserved].

(b) On or before each Payment Date, the Issuer shall cause the Servicer to deposit all Available Funds with respect to the Collection Period preceding such Payment Date in the Collection Account as provided in Sections 4.2 and 4.3 of the Sale and Servicing Agreement. On or before each Payment Date, all amounts required to be withdrawn from the Reserve Account and deposited in the Collection Account pursuant to Section 4.3 of the Sale and Servicing Agreement shall be withdrawn by the Indenture Trustee from the Reserve Account and deposited to the Collection Account.

(c) Prior to the acceleration of the Notes pursuant to Section 5.2 of this Indenture, on each Payment Date and the Redemption Date, the Indenture Trustee shall distribute all amounts on deposit in the Principal Distribution Account sequentially to the Class A-1 Noteholders until the Class A-1 Notes are paid in full, to the Class A-2 Noteholders until the Class A-2 Notes are paid in full, to the Class A-3-A Noteholders and the Class A-3-B Noteholders, ratably, until the Class A-3-A Notes and the Class A-3-B Notes are paid in full and to the Class A-4 Noteholders until the Class A-4 Notes are paid in full; provided, however, that if a Triggering Event has occurred and is continuing as of such Payment Date or Redemption Date, the Indenture Trustee shall distribute all amounts on deposit in the Principal Distribution Account first to the Class A-1 Noteholders, until the aggregate outstanding principal balance of the Class A-1 Notes has been reduced to zero and second, pro rata, to the Class A-2 Noteholders, Class A-3-A Noteholders, Class A-3-B Noteholders and Class A-4 Noteholders until the Note Balances of the Class A-2 Notes, Class A-3-A Notes, Class A-3-B Notes and Class A-4 Notes have been reduced to zero.

(d) On the first Payment Date following the termination of the Funding Period, the Indenture Trustee shall, based on the information set forth in the related Servicer’s Certificate, withdraw any remaining funds on deposit in the Pre-Funding Account (excluding investment earnings or income) and pay to the Noteholders an amount equal to the amount of such funds as follows:

(i) if the aggregate amount of such funds is greater than $100,000, to the Noteholders, their pro rata portion of such funds (based on the Initial Note Balance of each Class of Notes as a fraction of the Initial Note Balance of all Classes of Notes); or

(ii) if the aggregate amount of such funds is less than or equal to $100,000, to the Noteholders, the portion of such funds in sequential order of priority beginning with the Class A-1 Notes.

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(e) The Indenture Trustee shall make claims under the Note Insurance Policy pursuant to Section 9.1 of the Sale and Servicing Agreement and in accordance with the Note Insurance Policy. In making such claim, the Indenture Trustee shall comply with all terms and conditions of the Note Insurance Policy. Upon receipt of the Insured Payment, the Indenture Trustee shall distribute the Insured Payment pursuant to the Sale and Servicing Agreement.

SECTION 8.3 General Provisions Regarding Accounts.

(a) The funds in the Trust Accounts shall be invested in Eligible Investments in accordance with and subject to Section 4.1(b) of the Sale and Servicing Agreement and all interest and investment income (net of losses and investment expenses) on funds on deposit in the Trust Accounts shall constitute Available Funds and shall be distributed in accordance with the provisions of Section 4.4 of the Sale and Servicing Agreement. The Indenture Trustee shall not be directed to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person, and, in connection with any direction to the Indenture Trustee to make any such investment or sale, if requested by the Indenture Trustee, the Issuer shall deliver to the Indenture Trustee an Opinion of Counsel, acceptable to the Indenture Trustee, to such effect.

(b) Subject to Section 6.1(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein, except for losses attributable to the Indenture Trustee’s failure to make payments on any such Eligible Investments issued by the Indenture Trustee in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(c) If (i) investment directions shall not have been given in writing by the Servicer in accordance with Section 4.1(b) of the Sale and Servicing Agreement for any funds on deposit in the Trust Accounts to the Indenture Trustee by 11:00 a.m., New York City time (or such other time as may be agreed by the Servicer and the Indenture Trustee), on any Business Day or (ii) a Default or Event of Default shall have occurred and is continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2 or (iii) if the Notes shall have been declared due and payable following a Default and amounts collected or received from the Trust Estate are being applied in accordance with Section 5.4 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in one or more Eligible Investments in accordance with the standing instructions most recently given by the Servicer.

SECTION 8.4 Release of Collateral.

(a) Subject to the payment of its fees and expenses pursuant to Section 6.7, the Indenture Trustee may if permitted and in accordance with the terms hereof, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

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(b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.7 and all amounts due to the Note Insurer and the Swap Counterparty under the Transaction Documents have been paid, release any remaining portion of the Collateral from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. Such release shall include release of the lien of this Indenture and transfer of dominion and control over the Trust Accounts to the Issuer or its designee. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section only upon receipt of an Issuer Request accompanied by an Officer’s Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA §§ 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.1.

Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, acknowledges that from time to time the Indenture Trustee shall release the lien of this Indenture on any Receivable to be sold to (i) the Seller in accordance with Sections 2.3 and 2.6 of the Sale and Servicing Agreement, (ii) to the Servicer in accordance with Section 3.6 of the Sale and Servicing Agreement and (iii) to COAF in accordance with Section 3.3 of the Purchase Agreement.

SECTION 8.5 Opinion of Counsel. The Indenture Trustee shall receive at least seven days’ notice when requested by Issuer to take any action pursuant to Section 8.4(a), accompanied by copies of any instruments involved, and the Indenture Trustee may also require as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.1 Supplemental Indentures Without Consent of Noteholders.

(a) Without the consent of the Noteholders but with the consent of the Note Insurer (unless a Note Insurer Default shall have occurred and is continuing) and with prior notice to each Rating Agency, the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

(i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject additional property to the lien of this Indenture;

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(ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained herein and in the Notes;

(iii) to add to the covenants of the Issuer, for the benefit of the Indenture Secured Parties, or to surrender any right or power herein conferred upon the Issuer;

(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v) to cure any ambiguity, to correct or to supplement any provision herein or in any supplemental indenture which may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided that such action shall not materially and adversely affect the interests of the Noteholders;

(vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI;

(vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA; or

(viii) to add, modify or eliminate such provisions as may be necessary or advisable in order to enable (a) the transfer to the Issuer of all or any portion of the Receivables to be derecognized under GAAP by the Seller to the Issuer, (b) the Issuer to avoid becoming a member of the Seller’s consolidated group under GAAP or (c) the Seller or any of its Affiliates to otherwise comply with or obtain more favorable treatment under any law or regulation or any accounting rule or principle; it being a condition to any such amendment under this Section 9.1(a)(viii) that the Rating Agency Condition be satisfied.

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) The Issuer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any Noteholder but with the prior written consent of the Note

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Insurer (unless a Note Insurer Default shall have occurred and is continuing), enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner (other than the modifications set forth in Section 9.2, which require consent of each Noteholder affected thereby) the rights of the Noteholders under this Indenture; provided (i) that the Rating Agency Condition shall have been satisfied with respect to such action, and (ii) that such action shall not, as evidenced by an Opinion of Counsel, (A) materially and adversely affect the interests of any Noteholder, (B) affect the treatment of the Notes as debt for federal income tax purposes, or (C) be deemed to cause a taxable exchange of the Notes for federal income tax purposes.

(c) Notwithstanding the foregoing, if a Note Insurer Default shall have occurred and is continuing, no amendment under this Section 9.1 shall materially adversely affect the Note Insurer without the Note Insurer’s prior consent.

(d) Notwithstanding the foregoing, no amendment under this Section 9.1 shall materially and adversely affect the rights or obligations of the Swap Counterparty under this Indenture unless the Swap Counterparty shall have consented in writing to such action (and such consent shall be deemed to have been given if the Swap Counterparty does not object in writing within ten (10) Business Days after receipt of a written request for such consent).

SECTION 9.2 Supplemental Indentures With Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with the consent of the Note Insurer (unless a Note Insurer Default shall have occurred and is continuing) and with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Note Balance, voting together as a single Class, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Noteholders under this Indenture; provided that no such supplemental indenture shall materially and adversely affect the rights or obligations of the Swap Counterparty under this Indenture unless (A) the Swap Counterparty shall have consented in writing to such supplemental indenture (and such consent shall be deemed to have been given if the Swap Counterparty does not object in writing within ten (10) Business Days after receipt of a written request for such consent) and (B) the Rating Agency Condition has been satisfied with respect to such supplemental indenture; provided, further, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(i) change the date of payment of any installment of principal (including, without limitation, the Final Scheduled Payment Date) of or interest on any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, change the provision of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

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(ii) reduce the percentage of the Note Balance, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

(iii) modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(iv) reduce the percentage of the Note Balance required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Trust Estate pursuant to Section 5.4 if the proceeds of such sale would be insufficient to pay the Note Balance plus accrued but unpaid interest on the Notes;

(v) modify any provision of this Section in any respect adverse to the interests of the Noteholders except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Transaction Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes contained herein;

(vii) permit the creation of any Lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein or in the Transaction Documents, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security provided by the lien of this Indenture; or

(viii) impair the right to institute suit for the enforcement of payment as provided in Section 5.7.

Any such supplemental indenture shall be executed only upon delivery of an Opinion of Counsel to the same effect as in Section 9.1(b)(ii).

It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice (to be provided

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by the Issuer and at the Issuer’s expense) setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture. Notwithstanding the foregoing, if a Note Insurer Default has occurred and is continuing, no amendment under Section 9.2 shall materially adversely affect the Note Insurer without the Note Insurer’s prior consent.

SECTION 9.3 Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or immunities under this Indenture or otherwise.

SECTION 9.4 Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.5 Conformity With Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

SECTION 9.6 Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE X

REDEMPTION OF NOTES

SECTION 10.1 Redemption.

(a) Each of the Notes is subject to redemption in whole, but not in part, at the direction of the Servicer pursuant to Section 8.1 of the Sale and Servicing Agreement, on any Payment Date on which the Servicer exercises its option to purchase the Trust Estate pursuant to said Section 8.1, for a purchase price equal to the Optional Purchase Price, which amount shall be deposited by the Servicer into the Collection Account on or before the Redemption Date.

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(b) Each of the Notes is subject to redemption in whole, but not in part, on any Payment Date occurring after the end of the Funding Period on which the sum of the amounts in the Reserve Account and the remaining Available Funds after the payments under clauses first through eighth and tenth of Section 4.4(a) of the Sale and Servicing Agreement would be sufficient to pay in full the Note Balance of all of the Outstanding Notes as determined by the Servicer. On such Payment Date, (i) the Indenture Trustee upon written direction from the Servicer shall transfer all amounts on deposit in the Reserve Account to the Collection Account and (ii) the Outstanding Notes shall be redeemed in whole, but not in part.

(c) If the Notes are to be redeemed pursuant to Sections 10.1(a) or 10.1(b), the Administrator or the Issuer shall provide at least 20 days’ prior notice of the redemption of the Notes to the Indenture Trustee, the Owner Trustee, the Swap Counterparty and the Note Insurer, and the Indenture Trustee shall provide prompt notice thereof to the Noteholders.

SECTION 10.2 Form of Redemption Notice. Notice of redemption under Section 10.1 shall be given by the Indenture Trustee by facsimile or by first-class mail, postage prepaid, transmitted or mailed prior to the applicable Redemption Date to each Holder of Notes as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder’s address appearing in the Note Register.

All notices of redemption shall state:

(i) the Redemption Date;

(ii) the Redemption Price;

(iii) that the Record Date otherwise applicable to such Redemption Date is not applicable and that payments shall be made only upon presentation and surrender of such Notes, and the place where such Notes are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2); and

(iv) that interest on the Notes shall cease to accrue on the Redemption Date.

Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. In addition, the Issuer shall notify each Rating Agency upon redemption of the Notes. Failure to give notice of redemption, or any defect therein, to any Noteholder shall not impair or affect the validity of the redemption of any Note.

SECTION 10.3 Notes Payable on Redemption Date. The Notes to be redeemed shall, following notice of redemption as required by Section 10.2 (in the case of redemption pursuant to Section 10.1), on the Redemption Date become due and payable at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Redemption Price for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

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ARTICLE XI

MISCELLANEOUS

SECTION 11.1 Compliance Certificates and Opinions, etc.

(a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee and the Note Insurer (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with that satisfies TIA Section 314(c)(1), (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with that satisfies TIA Section 314(c)(2) and (iii) if required by the TIA in the case of condition precedent compliance with which is subject to verification by accountants, a certificate or opinion of an accountant that satisfies TIA Section 314(c)(3), except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion in accordance with TIA Section 314(e) with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory such condition or covenant has been complied with.

(b)(i) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture, furnish to the Indenture Trustee and the Note Insurer an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value in accordance with TIA Section 314(d) (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

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(ii) Whenever the Issuer is required to furnish to each of the Indenture Trustee and the Note Insurer an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to each of the Indenture Trustee and the Note Insurer an Independent Certificate as to the same matters, if the fair value in accordance with TIA Section 314(d) to the Issuer of the property or securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) and this clause (ii), is 10% or more of the Note Balance, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Note Balance.

(iii) Other than as contemplated by Section 11.1(b)(v), whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to each of the Indenture Trustee and the Note Insurer an Officer’s Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv) Whenever the Issuer is required to furnish to each of the Indenture Trustee and the Note Insurer an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to each of the Indenture Trustee and the Note Insurer an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property other than Purchased Receivables, or securities released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Note Balance, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the then Note Balance.

(v) Notwithstanding Section 2.9 or any other provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of Receivables and Financed Vehicles as and to the extent permitted or required by the Transaction Documents and (B) make cash payments out of the Trust Accounts as and to the extent permitted or required by the Transaction Documents.

SECTION 11.2 Form of Documents Delivered to the Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by,

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counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Seller, the Administrator or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Seller, the Administrator or the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

SECTION 11.3 Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

(b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Noteholder shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

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SECTION 11.4 Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or by telecopier, and addressed in each case as set forth in Schedule I or at such other address as shall be designated by any of the foregoing in a written notice to the other parties hereto. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

SECTION 11.5 Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid or via Electronic Transmission to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or an Event of Default.

SECTION 11.6 Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Noteholder providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Noteholder, that is different from the methods provided for in this Indenture for such payments or notices, provided that such methods are reasonable and consented to by the Indenture Trustee (which consent shall not be unreasonably withheld). The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

55	2007-B Indenture

SECTION 11.7 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

The provisions of TIA §§ 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.8 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 11.9 Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

SECTION 11.10 Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.11 Benefits of Indenture. The Note Insurer and its successors and assigns shall be third-party beneficiaries to the provisions of this Indenture, and shall be entitled to rely upon and directly enforce such provisions of this Indenture unless a Note Insurer Default shall have occurred and is continuing. The Swap Counterparty shall be a third-party beneficiary to the provisions of this Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Note Insurer, the Swap Counterparty and the Noteholders, and any other party secured hereunder, and any other Person with any ownership interest in any part of the Trust Estate or any legal or equitable right, remedy or claim under this Indenture.

SECTION 11.12 Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

SECTION 11.13 GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY LAW ALL OTHER CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

56	2007-B Indenture

SECTION 11.14 Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11.15 Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to each of the Indenture Trustee and the Note Insurer) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

SECTION 11.16 Trust Obligation. Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner or a beneficial interest in a Note, by accepting the benefits of this Agreement, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in their respective individual capacities, (ii) any Residual Interestholder or any other owner of a beneficial interest in the Issuer, (iii) the Servicer, the Administrator or the Seller or (iv) any partner, owner, beneficiary, agent, officer, director, employee, successor or assign of any Person described in clauses (i), (ii) and (iii) above, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

SECTION 11.17 No Petition. Each of the Indenture Trustee, by entering into this Indenture, and each Noteholder and Note Owner, by accepting a Note or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations of each Bankruptcy Remote Party in respect of all securities issued by the Bankruptcy Remote Parties, (i) such party shall not authorize any Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of, its creditors generally, any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) none of the parties hereto shall commence, join or institute against, with any other Person, any proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, arrangement, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

57	2007-B Indenture

SECTION 11.18 Intent.

(a) It is the intent of the Issuer that the Notes constitute indebtedness for all financial accounting purposes and the Issuer agrees and each purchaser of a Note (by virtue of the acquisition of such Note or an interest therein) shall be deemed to have agreed, to treat the Notes as indebtedness for all financial accounting purposes.

(b) It is the intent of the Issuer that the Notes constitute indebtedness of the Issuer for all tax purposes and the Issuer agrees and each purchaser of a Note (by virtue of the acquisition of such Note or an interest therein) shall be deemed to have agreed to treat the Notes as indebtedness for all federal, state and local income and franchise tax purposes.

SECTION 11.19 Submission to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or any documents executed and delivered in connection herewith, or for recognition and enforcement of any judgment in respect thereof, to the nonexclusive general jurisdiction of the courts of the state of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address determined in accordance with Section 11.4 of this Agreement;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) to the extent permitted by applicable law, waives all right of trial by jury in any action, proceeding or counterclaim based on, or arising out of, under or in connection with this Indenture, any other Transaction Document, or any matter arising hereunder or thereunder.

SECTION 11.20 Subordination of Claims. The Issuer’s obligations under this Indenture are obligations solely of the Issuer and will not constitute a claim against the Seller to the extent that the Issuer does not have funds sufficient to make payment of such obligations. In furtherance of and not in derogation of the foregoing, each of the Owner Trustee (in its individual capacity and as the Owner Trustee), by accepting the benefits of this agreement, a Certificateholder, by accepting a Certificate, and Indenture Trustee (in its individual capacity and as Indenture Trustee), by entering into this Indenture, and each Noteholder and each Note Owner, by accepting the benefits of this Indenture, hereby acknowledges and agrees that such Person has no right, title or interest in or to the Other Assets of the Seller. To the extent that, notwithstanding the agreements and provisions contained in the preceding sentence, each of the

58	2007-B Indenture

Owner Trustee, the Indenture Trustee, each Noteholder or Note Owner and any Certificateholder either (i) asserts an interest or claim to, or benefit from, Other Assets, or (ii) is deemed to have any such interest, claim to, or benefit in or from Other Assets, whether by operation of law, legal process, pursuant to applicable provisions of insolvency laws or otherwise (including by virtue of Section 1111(b) of the Bankruptcy Code or any successor provision having similar effect under the Bankruptcy Code), then such Person further acknowledges and agrees that any such interest, claim or benefit in or from Other Assets is and will be expressly subordinated to the indefeasible payment in full, which, under the terms of the relevant documents relating to the securitization or conveyance of such Other Assets, are entitled to be paid from, entitled to the benefits of, or otherwise secured by such Other Assets (whether or not any such entitlement or security interest is legally perfected or otherwise entitled to a priority of distributions or application under applicable law, including insolvency laws, and whether or not asserted against the Seller), including the payment of post-petition interest on such other obligations and liabilities. This subordination agreement will be deemed a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code. Each of the Indenture Trustee (in its individual capacity and as the Indenture Trustee), by entering into or accepting this agreement, a Certificateholder, by accepting a Certificate, and the Owner Trustee, the Note Insurer, and each Noteholder or Note Owner, by accepting the benefits of this Indenture, hereby further acknowledges and agrees that no adequate remedy at law exists for a breach of this Section and the terms of this Section may be enforced by an action for specific performance. The provisions of this Section will be for the third party benefit of those entitled to rely thereon and will survive the termination of this Indenture.

SECTION 11.21 Limitation of Liability of Owner Trustee. It is expressly understood and agreed by and between the parties hereto that (i) this Indenture is executed and delivered by Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee under the Trust Agreement in the exercise of the power and authority conferred and vested in it as such Owner Trustee, (ii) each of the representations, undertakings and agreements made herein by the Issuer are not personal representations, undertakings and agreements of Wilmington Trust Company, but are binding only on the trust estate created pursuant to the Trust Agreement, (iii) nothing contained herein shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant of the Issuer either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under any such party, and (iv) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expense of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture.

SECTION 11.22 Limitation of Rights.

(a) All of the rights of the Note Insurer in, to and under this Indenture (including, but not limited to, all of the Note Insurer’s rights as a third-party beneficiary of this Indenture and as an Indenture Secured Party under this Indenture and all of the Note Insurer’s rights to receive notice of any action hereunder and to give or withhold consent to any action hereunder) shall terminate upon the termination of the Insurance Agreement in accordance with the terms thereof and the payment in full of all amounts owing to the Note Insurer.

59	2007-B Indenture

(b) All of the rights of the Swap Counterparty in, to and under this Indenture (including, but not limited to, all of the Swap Counterparty’s rights as a third-party beneficiary of this Agreement and as an Indenture Secured Party under this Indenture and all of the Swap Counterparty’s rights to receive notice of any action hereunder and to give or withhold consent to any action hereunder) shall terminate upon the termination of the Interest Rate Swap Agreement in accordance with the terms thereof and the payment in full of all amounts owing to the Swap Counterparty.

SECTION 11.23 Information Requests. The parties hereto shall provide any information available and deliverable without undue expense as requested by the Servicer, the Issuer, the Seller or any of their Affiliates, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

[Remainder of Page Intentionally Left Blank]

60	2007-B Indenture

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

CAPITAL ONE AUTO FINANCE TRUST 2007-B

By:	WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee

By:	/s/ J. Christopher Murphy
Name:	J. Christopher Murphy
Title:	Financial Services Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized under the laws of the state of New York, not in its individual capacity but solely as the Indenture Trustee

By:	/s/ Aranka R. Paul
Name:	Aranka R. Paul
Title:	Assistant Vice President

By:	/s/ Irene Siegel
Name:	Irene Siegel
Title:	Vice President

S-1	Sale and Servicing Agreement (2007-B)

SCHEDULE I

NOTICE ADDRESSES

If to the Issuer:

Capital One Auto Finance Trust 2007-B

c/o Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890-0001

Facsimile: (302) 636-4140

Attention: Corporate Trust Department

with copies to the Administrator and the Indenture Trustee

If to COAF, the Servicer or the Administrator:

Capital One Auto Finance, Inc.

1680 Capital One Drive

McLean, Virginia 22102

Facsimile: (703) 720-2121

Attention: Manager of Securitization

with a copies to:

Capital One Auto Finance, Inc.

1680 Capital One Drive

McLean, Virginia 22102

Facsimile: (703) 720-2227

Attention: Funding Counsel

Capital One Auto Finance, Inc.

3901 N. Dallas Parkway

Plano, Texas 75093

Facsimile: (888) 722-8255

Attention: Chief Financial Officer

Capital One Auto Finance, Inc.

3901 N. Dallas Parkway

Plano, Texas 75093

Facsimile: (866) 722-6341

Attention: Legal

I-1	2007-B Indenture

If to the Seller:

Capital One Auto Receivables, LLC

140 E. Shore Drive

Room 1052-D

Glen Allen, Virginia 23059

Facsimile: (804) 290-6666

Telephone: (804) 290-6736

Attention: Capital Markets

with a copy to:

Capital One Auto Finance, Inc.

1680 Capital One Drive

McLean, Virginia 22102

(Facsimile No. (703) 720-2227

Attention: Funding Counsel

If to the Indenture Trustee:

Deutsche Bank Trust Company Americas

60 Wall Street, 26th Floor

New York, New York 10005

Facsimile: (212) 553-2462

Attention: Structured Finance Services – Capital One Auto Finance Trust 2007-B

If to the Owner Trustee:

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890-0001

Facsimile: (302) 636-4140

Attention: Corporate Trust Administration

If to Moody’s:

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

Facsimile: (212) 298-7139

Attention: ABS Monitoring Group, 4th Floor

I-2	2007-B Indenture

If to S&P:

Standard & Poor’s Ratings Services

55 Water Street

New York, New York 10041

Facsimile: (212) 438-2664

Attention: Asset Backed Surveillance Group

If to Fitch:

Fitch, Inc.

One State Street Plaza, 32nd Floor

New York, New York 10004

Facsimile: (212) 480-4438

Attention: Asset Backed Securities Group

If to the Note Insurer:

MBIA Insurance Corporation

113 King Street

Armonk, NY 10504

Facsimile: (914)765-3810

Attention: Insured Portfolio Management Structured Finance

If to the Initial Swap Counterparty:

Credit Suisse International

One Cabot Square

London E14 4QJ

Facsimile: (44) 20 7888 2686

Attention:	(1) Head of Credit Risk Management
(2) Managing Director-Operations Department
(3) Managing Director-Legal Department

I-3	2007-B Indenture

SCHEDULE II

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Indenture, the Issuer hereby represents, warrants, and covenants to the Indenture Trustee as follows on the Closing Date and on each Funding Date:

General

1. This Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables and the other Collateral in favor of the Indenture Trustee, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Issuer.

2. The Receivables constitute “chattel paper” (including “electronic chattel paper” or “tangible chattel paper”, “accounts,” “instruments” or “general intangibles” within the meaning of the UCC.

3. Each Receivable is secured by a first priority validly perfected security interest in the related Financed Vehicle in favor of the applicable Originator, as secured party, or all necessary actions with respect to such Receivable have been taken or will be taken to perfect a first priority security interest in the related Financed Vehicle in favor of the applicable Originator, as secured party.

4. Each Trust Account constitutes either a “deposit account” or a “securities account” within the meaning of the UCC.

Creation

5. Immediately prior to the sale, transfer, assignment and conveyance of a Receivable by the Seller to the Issuer, the Seller owned and had good and marketable title to such Receivable free and clear of any Lien and immediately after the sale, transfer, assignment and conveyance of such Receivable to the Issuer, the Issuer will have good and marketable title to such Receivable free and clear of any Lien.

Perfection

6. The Issuer has caused or will have caused, within ten days after the effective date of this Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables granted to the Indenture Trustee hereunder; and the Servicer has in its possession the original copies of such instruments or tangible chattel paper that constitute or evidence the Receivables, and all financing statements referred to in this paragraph contain a statement that: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party”.

II-1	2007-B Indenture

7. With respect to Receivables that constitute instruments or tangible chattel paper, either:

(i) All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee; or

(ii) Such instruments or tangible chattel paper are in the possession of the Servicer and the Indenture Trustee has received a written acknowledgment from the Servicer that the Servicer is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee; or

(iii) The Servicer received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from the Servicer that the Servicer is acting solely as agent of the Indenture Trustee.

8. With respect to the Trust Accounts that constitutes deposit accounts, either:

(i) the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in such Trust Accounts without further consent by the Issuer; or

(ii) the Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of such Trust Accounts.

9. With respect to the Trust Accounts that constitute securities accounts or securities entitlements, either:

(i) the Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to such Trust Accounts without further consent by the Issuer; or

(ii) the Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Indenture Trustee as the person having a security entitlement against the securities intermediary in each of such Trust Accounts.

Priority

10. The Issuer has not authorized the filing of, and is not aware of any financing statements against the Issuer that include a description of collateral covering the Receivables other than any financing statement (i) relating to the conveyance of the Receivables by COAF to the Seller under the Purchase Agreement, (ii) relating to the conveyance of the Receivables by the Seller to the Issuer under the Sale and Servicing Agreement, (iii) relating to the security interest granted to the Indenture Trustee hereunder or (iv) that has been terminated.

11. The Issuer is not aware of any material judgment, ERISA or tax lien filings against the Issuer.

II-2	2007-B Indenture

12. Neither the Issuer nor a custodian holding any Receivable that is electronic chattel paper has communicated an authoritative copy of any loan agreement that constitutes or evidences such Receivable to any Person other than the Servicer.

13. None of the instruments, tangible chattel paper or electronic chattel paper that constitute or evidence the Receivables has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Issuer or the Indenture Trustee.

14. No Trust Account that constitutes a securities account or securities entitlement is in the name of any person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the securities intermediary of any such Trust Account to comply with entitlement orders of any person other than the Indenture Trustee.

15. No Trust Account that constitutes a deposit account is in the name of any person other than the Issuer or the Secured Party. The Issuer has not consented to the bank maintaining such Trust Account to comply with instructions of any person other than the Indenture Trustee.

Survival of Perfection Representations

16. Notwithstanding any other provision of this Indenture or any other Transaction Document, the perfection representations, warranties and covenants contained in this Schedule II shall be continuing, and remain in full force and effect until such time as all obligations under this Indenture have been finally and fully paid and performed.

No Waiver

17. The parties to this Indenture shall provide the Rating Agencies with prompt written notice of any breach of the perfection representations, warranties and covenants contained in this Schedule II, and shall not, without satisfying the Rating Agency Condition, waive a breach of any of such perfection representations, warranties or covenants.

Issuer to Maintain Perfection and Priority

18. The Issuer covenants that, in order to evidence the interests of the Indenture Trustee under this Indenture, the Issuer shall take such action, or execute and deliver such instruments as may be necessary or advisable (including, without limitation, such actions as are requested by the Indenture Trustee) to maintain and perfect, as a first priority interest, the Indenture Trustee’s security interest in the Receivables. The Issuer shall, from time to time and within the time limits established by law, prepare and file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Indenture Trustee’s security interest in the Receivables as a first-priority interest (each a “Filing”).

II-3	2007-B Indenture

FORM OF NOTES

[Attached]

A-3-A-1	2007-B Indenture

FORM OF

CLASS A-1 NOTE

REGISTERED	$[ ][1]
No. R-1	CUSIP NO. [ ]
ISIN. US[ ]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS RULE 144A GLOBAL CLASS A-1 NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS RULE 144A GLOBAL CLASS A-1 NOTE (OR INTEREST THEREIN) THE HOLDER OF THIS RULE 144A GLOBAL CLASS A-1 NOTE (OR SUCH INTEREST) IS DEEMED TO REPRESENT TO THE SELLER AND THE INDENTURE TRUSTEE THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND IS ACQUIRING THIS RULE 144A GLOBAL CLASS A-1 NOTE (OR INTEREST THEREIN) FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS).

NO SALE, PLEDGE OR OTHER TRANSFER OF THIS RULE 144A GLOBAL CLASS A-1 NOTE (OR INTEREST THEREIN) MAY BE MADE BY ANY PERSON UNLESS EITHER (i) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT DELIVERS ANY NECESSARY CERTIFICATIONS PURSUANT TO THE TERMS OF THE INDENTURE AND THAT (A) IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED

1	Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

A-1	2007-B Indenture

UNDER RULE 144A UNDER THE SECURITIES ACT, ACTING FOR ITS OWN ACCOUNT OR THE ACCOUNTS OF OTHER “QUALIFIED INSTITUTIONAL BUYERS” AS DEFINED UNDER RULE 144A UNDER THE SECURITIES ACT, AND (B) IT IS AWARE THAT THE TRANSFEROR OF SUCH RULE 144A CLASS A-1 NOTE INTENDS TO RELY ON THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144A UNDER THE SECURITIES ACT OR (ii) SUCH SALE, PLEDGE OR OTHER TRANSFER IS OTHERWISE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH CASE (A) THE INDENTURE TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE INDENTURE TRUSTEE AND THE SELLER IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE INDENTURE TRUSTEE AND THE SELLER, AND (B) THE INDENTURE TRUSTEE SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE SELLER, THE ADMINISTRATOR, THE SERVICER, THE ISSUING ENTITY OR THE INDENTURE TRUSTEE) SATISFACTORY TO THE SELLER AND THE INDENTURE TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT.

BY ACQUIRING A CLASS A-1 NOTE, EACH PURCHASER OR TRANSFEREE WILL BE DEEMED TO REPRESENT, WARRANT AND COVENANT THAT EITHER (I) IT IS NOT ACQUIRING AND WILL NOT HOLD THE CLASS A-1 NOTE WITH THE ASSETS OF AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), AN ENTITY DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING OR A GOVERNMENTAL, CHURCH OR NON-U.S. PLAN THAT IS SUBJECT TO A LAW THAT IS SUBSTANTIALLY SIMILAR TO TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR (II) ITS ACQUISITION, HOLDING AND DISPOSITION OF THE CLASS A-1 NOTE WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR VIOLATE ANY SUBSTANTIALLY SIMILAR APPLICABLE LAW.

CAPITAL ONE AUTO FINANCE TRUST 2007-B

[            ]% CLASS A-1 AUTO LOAN ASSET BACKED NOTE

Capital One Auto Finance Trust 2007-B, a statutory trust organized and existing under the laws of the State of Delaware (including any successor, the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [            ] DOLLARS ($[            ]), in monthly installments on the 15th of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on June 15, 2007 (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest due and payable on each Payment Date on the

A-2	2007-B Indenture

Class A-1 Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date, at the rate per annum shown above (the “Interest Rate”), in each case as and to the extent set forth in the Indenture and the Sale and Servicing Agreement; provided, however, that the entire Class A-1 Note Balance shall be due and payable on the earliest of (i) the January 2009 Payment Date (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to the Indenture. Interest on this Note will accrue for each Payment Date from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of actual days elapsed and a 360-day year. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

This Note is entitled to the benefits of the Note Insurance Policy issued by the Note Insurer to the Indenture Trustee for the benefit of the Noteholders.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

A-3	2007-B Indenture

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually, by its Authorized Officer.

Dated:                     , 2007

CAPITAL ONE AUTO FINANCE TRUST 2007-B

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

A-4	2007-B Indenture

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Dated:                     , 2007

DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized under the laws of the state of New York, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

A-5	2007-B Indenture

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [            ]% Class A-1 Auto Loan Asset-Backed Notes (herein called the “A-1 Notes” or the “Notes”), all issued under an Indenture dated as of May 10, 2007 (such Indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, a banking corporation organized under the laws of the state of New York, not in its individual capacity but solely as trustee (the “Indenture Trustee”), which term includes any successor Indenture Trustee under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture and the Sale and Servicing Agreement. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture or the Sale and Servicing Agreement, by and between the Issuer, Capital One Auto Receivables, LLC (the “Seller”), Capital One Auto Finance, Inc. (the “Servicer”) and the Indenture Trustee (such Sale and Servicing Agreement, as supplemented or amended, is herein called the “Sale and Servicing Agreement”) shall have the meanings assigned to them in Appendix A of the Sale and Servicing Agreement.

The Class A Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. All covenants and agreements made by the Issuer in the Indenture are for the benefit of the Holders of the Class A Notes.

Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture and in the Sale and Servicing Agreement. As described above, that the entire Class A-1 Note Balance shall be due and payable on the earliest of (i) the January 2009 Payment Date (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to the Indenture. All principal payments on the Class A-1 Notes shall be made pro rata to the Class A-1 Noteholders entitled thereto.

Payments of principal of and interest on this Note due and payable on each Payment Date, Redemption Date or upon acceleration shall be made by check mailed to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered Holder hereof

A-6	2007-B Indenture

as of the Record Date preceding such Payment Date or Redemption Date by notice mailed prior to such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE, OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, COVENANTS AND AGREES THAT NO RECOURSE MAY BE TAKEN, DIRECTLY OR INDIRECTLY, WITH RESPECT TO THE OBLIGATIONS OF THE ISSUER, THE SELLER, THE SERVICER, THE OWNER TRUSTEE OR THE INDENTURE TRUSTEE ON THE NOTES OR UNDER THE INDENTURE OR ANY CERTIFICATE OR OTHER WRITING DELIVERED IN CONNECTION HEREWITH OR THEREWITH, AGAINST (I) THE SELLER, THE SERVICER, THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY, (II) ANY OWNER OF A BENEFICIAL INTEREST IN THE ISSUER OR (III) ANY PARTNER, OWNER, BENEFICIARY, AGENT, OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE SELLER, THE SERVICER, THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY, ANY HOLDER OF A BENEFICIAL INTEREST IN THE ISSUER, THE SELLER, THE SERVICER, THE OWNER TRUSTEE OR THE INDENTURE TRUSTEE OR OF ANY SUCCESSOR OR ASSIGN OF THE SELLER, THE SERVICER, THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY, EXCEPT AS ANY SUCH PERSON MAY HAVE EXPRESSLY AGREED (IT BEING UNDERSTOOD THAT THE INDENTURE TRUSTEE AND THE OWNER TRUSTEE HAVE NO SUCH OBLIGATIONS IN THEIR INDIVIDUAL CAPACITY) AND EXCEPT THAT ANY SUCH PARTNER, OWNER OR BENEFICIARY SHALL BE FULLY LIABLE, TO THE EXTENT PROVIDED BY APPLICABLE LAW, FOR ANY UNPAID CONSIDERATION FOR STOCK, UNPAID CAPITAL CONTRIBUTION OR FAILURE TO PAY ANY INSTALLMENT OR CALL OWING TO SUCH ENTITY.

IT IS THE INTENT OF THE SELLER, THE SERVICER, THE NOTEHOLDERS AND THE NOTE OWNERS THAT, FOR PURPOSES OF FEDERAL AND STATE INCOME TAX AND ANY OTHER TAX MEASURED IN WHOLE OR IN PART BY INCOME, THE NOTES WILL QUALIFY AS INDEBTEDNESS OF THE ISSUER. THE NOTEHOLDERS, BY ACCEPTANCE OF A NOTE, AGREE TO TREAT, AND TO TAKE NO ACTION INCONSISTENT WITH THE TREATMENT OF, THE NOTES FOR SUCH TAX PURPOSES AS INDEBTEDNESS OF THE ISSUER.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE, OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, COVENANTS AND AGREES THAT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER PAYMENT IN FULL OF ALL OBLIGATIONS OF EACH BANKRUPTCY REMOTE PARTY IN RESPECT OF ALL SECURITIES ISSUED BY ANY BANKRUPTCY REMOTE PARTY (I) SUCH PARTY SHALL NOT AUTHORIZE ANY BANKRUPTCY REMOTE PARTY TO COMMENCE A VOLUNTARY WINDING-UP OR OTHER VOLUNTARY CASE OR OTHER PROCEEDING SEEKING LIQUIDATION, REORGANIZATION OR OTHER RELIEF WITH RESPECT TO SUCH BANKRUPTCY REMOTE PARTY OR ITS

A-7	2007-B Indenture

DEBTS UNDER ANY BANKRUPTCY, INSOLVENCY OR OTHER SIMILAR LAW NOW OR HEREAFTER IN EFFECT IN ANY JURISDICTION OR SEEKING THE APPOINTMENT OF AN ADMINISTRATOR, A TRUSTEE, RECEIVER, LIQUIDATOR, CUSTODIAN OR OTHER SIMILAR OFFICIAL WITH RESPECT TO SUCH BANKRUPTCY REMOTE PARTY OR ANY SUBSTANTIAL PART OF ITS PROPERTY OR TO CONSENT TO ANY SUCH RELIEF OR TO THE APPOINTMENT OF OR TAKING POSSESSION BY ANY SUCH OFFICIAL IN ANY INVOLUNTARY CASE OR OTHER PROCEEDING COMMENCED AGAINST SUCH BANKRUPTCY REMOTE PARTY, OR TO MAKE A GENERAL ASSIGNMENT FOR THE BENEFIT OF, ITS CREDITORS GENERALLY, ANY PARTY HERETO OR ANY OTHER CREDITOR OF SUCH BANKRUPTCY REMOTE PARTY, AND (II) NONE OF THE PARTIES HERETO SHALL COMMENCE OR JOIN WITH ANY OTHER PERSON IN COMMENCING ANY PROCEEDING AGAINST SUCH BANKRUPTCY REMOTE PARTY UNDER ANY BANKRUPTCY, REORGANIZATION, LIQUIDATION OR INSOLVENCY LAW OR STATUTE NOW OR HEREAFTER IN EFFECT IN ANY JURISDICTION.

This Note and the Indenture shall be construed in accordance with the laws of the state of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

A-8	2007-B Indenture

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells,

assigns and transfers unto
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		*/

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

*/	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.

A-9	2007-B Indenture

FORM OF

CLASS A-2 NOTE

REGISTERED	$[ ][1]
No. R-1	CUSIP NO. [ ]
ISIN. US[ ]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

CAPITAL ONE AUTO FINANCE TRUST 2007-B

[            ]% CLASS A-2 AUTO LOAN ASSET BACKED NOTE

Capital One Auto Finance Trust 2007-B, a statutory trust organized and existing under the laws of the State of Delaware (including any successor, the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [            ] DOLLARS ($[            ]), in monthly installments on the 15th of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on June 15, 2007 (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest due and payable on each Payment Date on the Class A-2 Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date, at the rate per annum shown above (the “Interest Rate”), in each case as and to the extent set forth in the Indenture and the Sale and Servicing Agreement; provided, however, that the entire Class A-2 Note Balance shall be due and payable on the earliest of (i) the June 2010 Payment Date (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to the Indenture. Interest on this Note will accrue for each Payment Date from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and

[1]	Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

A-2-1	2007-B Indenture

including the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

This Note is entitled to the benefits of the Note Insurance Policy issued by the Note Insurer to the Indenture Trustee for the benefit of the Noteholders.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

A-2-2	2007-B Indenture

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually, by its Authorized Officer.

Dated:             , 2007

CAPITAL ONE AUTO FINANCE TRUST 2007-B

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

A-2-3	2007-B Indenture

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Dated:             , 2007

DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized under the laws of the state of New York, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

A-2-4	2007-B Indenture

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [    ]% Class A-2 Auto Loan Asset-Backed Notes (herein called the “A-2 Notes” or the “Notes”), all issued under an Indenture dated as of May 10, 2007 (such Indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, a banking corporation organized under the laws of the state of New York, not in its individual capacity but solely as trustee (the “Indenture Trustee”), which term includes any successor Indenture Trustee under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture and the Sale and Servicing Agreement. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture or the Sale and Servicing Agreement, by and between the Issuer, Capital One Auto Receivables, LLC (the “Seller”), Capital One Auto Finance, Inc. (the “Servicer”) and the Indenture Trustee (such Sale and Servicing Agreement, as supplemented or amended, is herein called the “Sale and Servicing Agreement”) shall have the meanings assigned to them in Appendix A of the Sale and Servicing Agreement.

The Class A Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. All covenants and agreements made by the Issuer in the Indenture are for the benefit of the Holders of the Class A Notes.

Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture and in the Sale and Servicing Agreement. As described above, that the entire Class A-2 Note Balance shall be due and payable on the earliest of (i) the June 2010 Payment Date (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to the Indenture. All principal payments on the Class A-2 Notes shall be made pro rata to the Class A-2 Noteholders entitled thereto.

Payments of principal of and interest on this Note due and payable on each Payment Date, Redemption Date or upon acceleration shall be made by check mailed to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered Holder hereof

A-2-5	2007-B Indenture

as of the Record Date preceding such Payment Date or Redemption Date by notice mailed prior to such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE, OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, COVENANTS AND AGREES THAT NO RECOURSE MAY BE TAKEN, DIRECTLY OR INDIRECTLY, WITH RESPECT TO THE OBLIGATIONS OF THE ISSUER, THE SELLER, THE SERVICER, THE OWNER TRUSTEE OR THE INDENTURE TRUSTEE ON THE NOTES OR UNDER THE INDENTURE OR ANY CERTIFICATE OR OTHER WRITING DELIVERED IN CONNECTION HEREWITH OR THEREWITH, AGAINST (I) THE SELLER, THE SERVICER, THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY, (II) ANY OWNER OF A BENEFICIAL INTEREST IN THE ISSUER OR (III) ANY PARTNER, OWNER, BENEFICIARY, AGENT, OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE SELLER, THE SERVICER, THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY, ANY HOLDER OF A BENEFICIAL INTEREST IN THE ISSUER, THE SELLER, THE SERVICER THE OWNER TRUSTEE OR THE INDENTURE TRUSTEE OR OF ANY SUCCESSOR OR ASSIGN OF THE SELLER, THE SERVICER, THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY, EXCEPT AS ANY SUCH PERSON MAY HAVE EXPRESSLY AGREED (IT BEING UNDERSTOOD THAT THE INDENTURE TRUSTEE AND THE OWNER TRUSTEE HAVE NO SUCH OBLIGATIONS IN THEIR INDIVIDUAL CAPACITY) AND EXCEPT THAT ANY SUCH PARTNER, OWNER OR BENEFICIARY SHALL BE FULLY LIABLE, TO THE EXTENT PROVIDED BY APPLICABLE LAW, FOR ANY UNPAID CONSIDERATION FOR STOCK, UNPAID CAPITAL CONTRIBUTION OR FAILURE TO PAY ANY INSTALLMENT OR CALL OWING TO SUCH ENTITY.

IT IS THE INTENT OF THE SELLER, THE SERVICER, THE NOTEHOLDERS AND THE NOTE OWNERS THAT, FOR PURPOSES OF FEDERAL AND STATE INCOME TAX AND ANY OTHER TAX MEASURED IN WHOLE OR IN PART BY INCOME, THE NOTES WILL QUALIFY AS INDEBTEDNESS OF THE ISSUER. THE NOTEHOLDERS, BY ACCEPTANCE OF A NOTE, AGREE TO TREAT, AND TO TAKE NO ACTION INCONSISTENT WITH THE TREATMENT OF, THE NOTES FOR SUCH TAX PURPOSES AS INDEBTEDNESS OF THE ISSUER.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE, OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, COVENANTS AND AGREES THAT PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER PAYMENT IN FULL OF ALL OBLIGATIONS OF EACH BANKRUPTCY REMOTE PARTY IN RESPECT OF ALL SECURITIES ISSUED BY ANY BANKRUPTCY REMOTE PARTY (I) SUCH PARTY SHALL NOT AUTHORIZE ANY BANKRUPTCY REMOTE PARTY TO COMMENCE A VOLUNTARY WINDING-UP OR OTHER VOLUNTARY CASE OR OTHER PROCEEDING SEEKING LIQUIDATION, REORGANIZATION OR OTHER RELIEF WITH RESPECT TO SUCH BANKRUPTCY REMOTE PARTY OR ITS

A-2-6	2007-B Indenture

DEBTS UNDER ANY BANKRUPTCY, INSOLVENCY OR OTHER SIMILAR LAW NOW OR HEREAFTER IN EFFECT IN ANY JURISDICTION OR SEEKING THE APPOINTMENT OF AN ADMINISTRATOR, A TRUSTEE, RECEIVER, LIQUIDATOR, CUSTODIAN OR OTHER SIMILAR OFFICIAL WITH RESPECT TO SUCH BANKRUPTCY REMOTE PARTY OR ANY SUBSTANTIAL PART OF ITS PROPERTY OR TO CONSENT TO ANY SUCH RELIEF OR TO THE APPOINTMENT OF OR TAKING POSSESSION BY ANY SUCH OFFICIAL IN ANY INVOLUNTARY CASE OR OTHER PROCEEDING COMMENCED AGAINST SUCH BANKRUPTCY REMOTE PARTY, OR TO MAKE A GENERAL ASSIGNMENT FOR THE BENEFIT OF, ITS CREDITORS GENERALLY, ANY PARTY HERETO OR ANY OTHER CREDITOR OF SUCH BANKRUPTCY REMOTE PARTY, AND (II) NONE OF THE PARTIES HERETO SHALL COMMENCE OR JOIN WITH ANY OTHER PERSON IN COMMENCING ANY PROCEEDING AGAINST SUCH BANKRUPTCY REMOTE PARTY UNDER ANY BANKRUPTCY, REORGANIZATION, LIQUIDATION OR INSOLVENCY LAW OR STATUTE NOW OR HEREAFTER IN EFFECT IN ANY JURISDICTION.

This Note and the Indenture shall be construed in accordance with the laws of the state of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

A-2-7	2007-B Indenture

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells,

assigns and transfers unto
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		*/

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

*/	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.

A-2-8	2007-B Indenture

FORM OF

CLASS A-3-A NOTE

REGISTERED	$[ ][1]
No. R-1	CUSIP NO. [ ]
ISIN. US[ ]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

CAPITAL ONE AUTO FINANCE TRUST 2007-B

[            ]% CLASS A-3-A AUTO LOAN ASSET BACKED NOTE

Capital One Auto Finance Trust 2007-B, a statutory trust organized and existing under the laws of the State of Delaware (including any successor, the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [            ] DOLLARS ($[            ]), in monthly installments on the 15th of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on June 15, 2007 (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest due and payable on each Payment Date on the Class A-3-A Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date, at the rate per annum shown above (the “Interest Rate”), in each case as and to the extent set forth in the Indenture and the Sale and Servicing Agreement; provided, however, that the entire Class A-3-A Note Balance shall be due and payable on the earliest of (i) the April 2012 Payment Date (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to the Indenture. Interest on this Note will accrue for each Payment Date from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and

1	Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

A-3-A-1	2007-B Indenture

including the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

This Note is entitled to the benefits of the Note Insurance Policy issued by the Note Insurer to the Indenture Trustee for the benefit of the Noteholders.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

A-3-A-2	2007-B Indenture

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually, by its Authorized Officer.

Dated:             , 2007

CAPITAL ONE AUTO FINANCE TRUST 2007-B

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

A-3-A-3	2007-B Indenture

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Dated:             , 2007

DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized under the laws of the state of New York, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

A-3-A-4	2007-B Indenture

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its [            ]% Class A-3-A Auto Loan Asset-Backed Notes (herein called the “A-3-A Notes” or the “Notes”), all issued under an Indenture dated as of May 10, 2007 (such Indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, a banking corporation organized under the laws of the state of New York, not in its individual capacity but solely as trustee (the “Indenture Trustee”), which term includes any successor Indenture Trustee under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture and the Sale and Servicing Agreement. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture or the Sale and Servicing Agreement, by and between the Issuer, Capital One Auto Receivables, LLC (the “Seller”), Capital One Auto Finance, Inc. (the “Servicer”) and the Indenture Trustee (such Sale and Servicing Agreement, as supplemented or amended, is herein called the “Sale and Servicing Agreement”) shall have the meanings assigned to them in Appendix A of the Sale and Servicing Agreement.

The Class A Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. All covenants and agreements made by the Issuer in the Indenture are for the benefit of the Holders of the Class A Notes.

Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture and in the Sale and Servicing Agreement. As described above, that the entire Class A-3-A Note Balance shall be due and payable on the earliest of (i) the April 2012 Payment Date (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to the Indenture. All principal payments on the Class A-3-A Notes shall be made pro rata to the Class A-3-A Noteholders entitled thereto.

Payments of principal of and interest on this Note due and payable on each Payment Date, Redemption Date or upon acceleration shall be made by check mailed to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered Holder hereof

A-3-A-5	2007-B Indenture

as of the Record Date preceding such Payment Date or Redemption Date by notice mailed prior to such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE, OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, COVENANTS AND AGREES THAT NO RECOURSE MAY BE TAKEN, DIRECTLY OR INDIRECTLY, WITH RESPECT TO THE OBLIGATIONS OF THE ISSUER, THE SELLER, THE SERVICER, THE OWNER TRUSTEE OR THE INDENTURE TRUSTEE ON THE NOTES OR UNDER THE INDENTURE OR ANY CERTIFICATE OR OTHER WRITING DELIVERED IN CONNECTION HEREWITH OR THEREWITH, AGAINST (I) THE SELLER, THE SERVICER, THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY, (II) ANY OWNER OF A BENEFICIAL INTEREST IN THE ISSUER OR (III) ANY PARTNER, OWNER, BENEFICIARY, AGENT, OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE SELLER, THE SERVICER, THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY, ANY HOLDER OF A BENEFICIAL INTEREST IN THE ISSUER, THE SELLER, THE SERVICER, THE OWNER TRUSTEE OR THE INDENTURE TRUSTEE OR OF ANY SUCCESSOR OR ASSIGN OF THE SELLER, THE SERVICER, THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY, EXCEPT AS ANY SUCH PERSON MAY HAVE EXPRESSLY AGREED (IT BEING UNDERSTOOD THAT THE INDENTURE TRUSTEE AND THE OWNER TRUSTEE HAVE NO SUCH OBLIGATIONS IN THEIR INDIVIDUAL CAPACITY) AND EXCEPT THAT ANY SUCH PARTNER, OWNER OR BENEFICIARY SHALL BE FULLY LIABLE, TO THE EXTENT PROVIDED BY APPLICABLE LAW, FOR ANY UNPAID CONSIDERATION FOR STOCK, UNPAID CAPITAL CONTRIBUTION OR FAILURE TO PAY ANY INSTALLMENT OR CALL OWING TO SUCH ENTITY.

IT IS THE INTENT OF THE SELLER, THE SERVICER, THE NOTEHOLDERS AND THE NOTE OWNERS THAT, FOR PURPOSES OF FEDERAL AND STATE INCOME TAX AND ANY OTHER TAX MEASURED IN WHOLE OR IN PART BY INCOME, THE NOTES WILL QUALIFY AS INDEBTEDNESS OF THE ISSUER. THE NOTEHOLDERS, BY ACCEPTANCE OF A NOTE, AGREE TO TREAT, AND TO TAKE NO ACTION INCONSISTENT WITH THE TREATMENT OF, THE NOTES FOR SUCH TAX PURPOSES AS INDEBTEDNESS OF THE ISSUER.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE, OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, COVENANTS AND AGREES THAT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER PAYMENT IN FULL OF ALL OBLIGATIONS OF EACH BANKRUPTCY REMOTE PARTY IN RESPECT OF ALL SECURITIES ISSUED BY ANY BANKRUPTCY REMOTE PARTY (I) SUCH PARTY SHALL NOT AUTHORIZE ANY BANKRUPTCY REMOTE PARTY TO COMMENCE A VOLUNTARY WINDING-UP OR OTHER VOLUNTARY CASE OR OTHER PROCEEDING SEEKING LIQUIDATION, REORGANIZATION OR OTHER RELIEF WITH RESPECT TO SUCH BANKRUPTCY REMOTE PARTY OR ITS

A-3-A-6	2007-B Indenture

DEBTS UNDER ANY BANKRUPTCY, INSOLVENCY OR OTHER SIMILAR LAW NOW OR HEREAFTER IN EFFECT IN ANY JURISDICTION OR SEEKING THE APPOINTMENT OF AN ADMINISTRATOR, A TRUSTEE, RECEIVER, LIQUIDATOR, CUSTODIAN OR OTHER SIMILAR OFFICIAL WITH RESPECT TO SUCH BANKRUPTCY REMOTE PARTY OR ANY SUBSTANTIAL PART OF ITS PROPERTY OR TO CONSENT TO ANY SUCH RELIEF OR TO THE APPOINTMENT OF OR TAKING POSSESSION BY ANY SUCH OFFICIAL IN ANY INVOLUNTARY CASE OR OTHER PROCEEDING COMMENCED AGAINST SUCH BANKRUPTCY REMOTE PARTY, OR TO MAKE A GENERAL ASSIGNMENT FOR THE BENEFIT OF, ITS CREDITORS GENERALLY, ANY PARTY HERETO OR ANY OTHER CREDITOR OF SUCH BANKRUPTCY REMOTE PARTY, AND (II) NONE OF THE PARTIES HERETO SHALL COMMENCE OR JOIN WITH ANY OTHER PERSON IN COMMENCING ANY PROCEEDING AGAINST SUCH BANKRUPTCY REMOTE PARTY UNDER ANY BANKRUPTCY, REORGANIZATION, LIQUIDATION OR INSOLVENCY LAW OR STATUTE NOW OR HEREAFTER IN EFFECT IN ANY JURISDICTION.

This Note and the Indenture shall be construed in accordance with the laws of the state of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

A-3-A-7	2007-B Indenture

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells,

assigns and transfers unto
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		*/

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

*/	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.

A-3-A-8	2007-B Indenture

FORM OF

CLASS A-3-B NOTE

REGISTERED	$[ ][1]
No. R-1	CUSIP NO. [ ]
ISIN. US[ ]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

CAPITAL ONE AUTO FINANCE TRUST 2007-B

LIBOR CLASS A-3-B AUTO LOAN ASSET BACKED NOTE

Capital One Auto Finance Trust 2007-B, a statutory trust organized and existing under the laws of the State of Delaware (including any successor, the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [            ] DOLLARS ($[            ]), in monthly installments on the 15th of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on June 15, 2007 (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest due and payable on each Payment Date on the Class A-3-B Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date, at the rate per annum shown above (the “Interest Rate”), in each case as and to the extent set forth in the Indenture and the Sale and Servicing Agreement; provided, however, that the entire Class A-3-B Note Balance shall be due and payable on the earliest of (i) the April 2012 Payment Date (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to the Indenture. Interest on this Note will accrue for each Payment Date from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and

[1]	Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

A-3-B-1	2007-B Indenture

including the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of actual days elapsed and a 360-day year. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

This Note is entitled to the benefits of the Note Insurance Policy issued by the Note Insurer to the Indenture Trustee for the benefit of the Noteholders.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

A-3-B-2	2007-B Indenture

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually, by its Authorized Officer.

Dated:             , 2007

CAPITAL ONE AUTO FINANCE TRUST 2007-B

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

A-3-B-3	2007-B Indenture

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Dated:             , 2007

DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized under the laws of the state of New York, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

A-3-B-4	2007-B Indenture

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its LIBOR+ [            ]% Class A-3-B Auto Loan Asset-Backed Notes (herein called the “A-3-B Notes” or the “Notes”), all issued under an Indenture dated as of May 10, 2007 (such Indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, a banking corporation organized under the laws of the state of New York, not in its individual capacity but solely as trustee (the “Indenture Trustee”), which term includes any successor Indenture Trustee under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture and the Sale and Servicing Agreement. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture or the Sale and Servicing Agreement, by and between the Issuer, Capital One Auto Receivables, LLC (the “Seller”), Capital One Auto Finance, Inc. (the “Servicer”) and the Indenture Trustee (such Sale and Servicing Agreement, as supplemented or amended, is herein called the “Sale and Servicing Agreement”) shall have the meanings assigned to them in Appendix A of the Sale and Servicing Agreement.

The Class A Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. All covenants and agreements made by the Issuer in the Indenture are for the benefit of the Holders of the Class A Notes.

Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture and in the Sale and Servicing Agreement. As described above, that the entire Class A-3-B Note Balance shall be due and payable on the earliest of (i) the April 2012 Payment Date (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to the Indenture. All principal payments on the Class A-3-B Notes shall be made pro rata to the Class A-3-B Noteholders entitled thereto.

Payments of principal of and interest on this Note due and payable on each Payment Date, Redemption Date or upon acceleration shall be made by check mailed to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered Holder hereof

A-3-B-5	2007-B Indenture

as of the Record Date preceding such Payment Date or Redemption Date by notice mailed prior to such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE, OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, COVENANTS AND AGREES THAT NO RECOURSE MAY BE TAKEN, DIRECTLY OR INDIRECTLY, WITH RESPECT TO THE OBLIGATIONS OF THE ISSUER, THE SELLER, THE SERVICER, THE OWNER TRUSTEE OR THE INDENTURE TRUSTEE ON THE NOTES OR UNDER THE INDENTURE OR ANY CERTIFICATE OR OTHER WRITING DELIVERED IN CONNECTION HEREWITH OR THEREWITH, AGAINST (I) THE SELLER, THE SERVICER, THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY, (II) ANY OWNER OF A BENEFICIAL INTEREST IN THE ISSUER OR (III) ANY PARTNER, OWNER, BENEFICIARY, AGENT, OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE SELLER, THE SERVICER, THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY, ANY HOLDER OF A BENEFICIAL INTEREST IN THE ISSUER, THE SELLER, THE SERVICER, THE OWNER TRUSTEE OR THE INDENTURE TRUSTEE OR OF ANY SUCCESSOR OR ASSIGN OF THE SELLER, THE SERVICER, THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY, EXCEPT AS ANY SUCH PERSON MAY HAVE EXPRESSLY AGREED (IT BEING UNDERSTOOD THAT THE INDENTURE TRUSTEE AND THE OWNER TRUSTEE HAVE NO SUCH OBLIGATIONS IN THEIR INDIVIDUAL CAPACITY) AND EXCEPT THAT ANY SUCH PARTNER, OWNER OR BENEFICIARY SHALL BE FULLY LIABLE, TO THE EXTENT PROVIDED BY APPLICABLE LAW, FOR ANY UNPAID CONSIDERATION FOR STOCK, UNPAID CAPITAL CONTRIBUTION OR FAILURE TO PAY ANY INSTALLMENT OR CALL OWING TO SUCH ENTITY.

IT IS THE INTENT OF THE SELLER, THE SERVICER, THE NOTEHOLDERS AND THE NOTE OWNERS THAT, FOR PURPOSES OF FEDERAL AND STATE INCOME TAX AND ANY OTHER TAX MEASURED IN WHOLE OR IN PART BY INCOME, THE NOTES WILL QUALIFY AS INDEBTEDNESS OF THE ISSUER. THE NOTEHOLDERS, BY ACCEPTANCE OF A NOTE, AGREE TO TREAT, AND TO TAKE NO ACTION INCONSISTENT WITH THE TREATMENT OF, THE NOTES FOR SUCH TAX PURPOSES AS INDEBTEDNESS OF THE ISSUER.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE, OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, COVENANTS AND AGREES THAT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER PAYMENT IN FULL OF ALL OBLIGATIONS OF EACH BANKRUPTCY REMOTE PARTY IN RESPECT OF ALL SECURITIES ISSUED BY ANY BANKRUPTCY REMOTE PARTY (I) SUCH PARTY SHALL NOT AUTHORIZE ANY BANKRUPTCY REMOTE PARTY TO COMMENCE A VOLUNTARY WINDING-UP OR OTHER VOLUNTARY CASE OR OTHER PROCEEDING SEEKING LIQUIDATION, REORGANIZATION OR OTHER RELIEF WITH RESPECT TO SUCH BANKRUPTCY REMOTE PARTY OR ITS

A-3-B-6	2007-B Indenture

DEBTS UNDER ANY BANKRUPTCY, INSOLVENCY OR OTHER SIMILAR LAW NOW OR HEREAFTER IN EFFECT IN ANY JURISDICTION OR SEEKING THE APPOINTMENT OF AN ADMINISTRATOR, A TRUSTEE, RECEIVER, LIQUIDATOR, CUSTODIAN OR OTHER SIMILAR OFFICIAL WITH RESPECT TO SUCH BANKRUPTCY REMOTE PARTY OR ANY SUBSTANTIAL PART OF ITS PROPERTY OR TO CONSENT TO ANY SUCH RELIEF OR TO THE APPOINTMENT OF OR TAKING POSSESSION BY ANY SUCH OFFICIAL IN ANY INVOLUNTARY CASE OR OTHER PROCEEDING COMMENCED AGAINST SUCH BANKRUPTCY REMOTE PARTY, OR TO MAKE A GENERAL ASSIGNMENT FOR THE BENEFIT OF, ITS CREDITORS GENERALLY, ANY PARTY HERETO OR ANY OTHER CREDITOR OF SUCH BANKRUPTCY REMOTE PARTY, AND (II) NONE OF THE PARTIES HERETO SHALL COMMENCE OR JOIN WITH ANY OTHER PERSON IN COMMENCING ANY PROCEEDING AGAINST SUCH BANKRUPTCY REMOTE PARTY UNDER ANY BANKRUPTCY, REORGANIZATION, LIQUIDATION OR INSOLVENCY LAW OR STATUTE NOW OR HEREAFTER IN EFFECT IN ANY JURISDICTION.

This Note and the Indenture shall be construed in accordance with the laws of the state of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

A-3-B-7	2007-B Indenture

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells,

assigns and transfers unto
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		*/

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

*/	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.

A-3-B-8	2007-B Indenture

FORM OF

CLASS A-4 NOTE

REGISTERED	$[ ][1]
No. R-1	CUSIP NO. [ ]
ISIN. US[ ]

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

CAPITAL ONE AUTO FINANCE TRUST 2007-B

LIBOR + [            ]% CLASS A-4 AUTO LOAN ASSET BACKED NOTE

Capital One Auto Finance Trust 2007-B, a statutory trust organized and existing under the laws of the State of Delaware (including any successor, the “Issuer”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of [                    ] ($[            ]), in monthly installments on the 15th of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on June 15, 2007 (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest due and payable on each Payment Date on the Class A-4 Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date, at the rate per annum shown above (the “Interest Rate”), in each case as and to the extent set forth in the Indenture and the Sale and Servicing Agreement; provided, however, that the entire Class A-4 Note Balance shall be due and payable on the earliest of (i) the April 2014 Payment Date (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to the Indenture. Interest on this Note will accrue for each Payment Date from and including the preceding Payment Date (or, in the case of the initial Payment Date, from and including the

[1]	Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

A-4-1	2007-B Indenture

Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of actual days elapsed and a 360-day year. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

This Note is entitled to the benefits of the Note Insurance Policy issued by the Note Insurer to the Indenture Trustee for the benefit of the Noteholders.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

A-4-2	2007-B Indenture

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually, by its Authorized Officer.

Dated:                     , 2007

CAPITAL ONE AUTO FINANCE TRUST 2007-B

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

A-4-3	2007-B Indenture

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Dated:                     , 2007

DEUTSCHE BANK TRUST COMPANY AMERICAS, a banking corporation organized under the laws of the state of New York, not in its individual capacity but solely as Indenture Trustee

By:
Authorized Signatory

A-4-4	2007-B Indenture

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its LIBOR + [            ]% Class A-4 Auto Loan Asset-Backed Notes (herein called the “A-4 Notes” or the “Notes”), all issued under an Indenture dated as of May 10, 2007 (such Indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and Deutsche Bank Trust Company Americas, a banking corporation organized under the laws of the state of New York, not in its individual capacity but solely as trustee (the “Indenture Trustee”), which term includes any successor Indenture Trustee under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture and the Sale and Servicing Agreement. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture or the Sale and Servicing Agreement, by and between the Issuer, Capital One Auto Receivables, LLC (the “Seller”), Capital One Auto Finance, Inc. (the “Servicer”) and the Indenture Trustee (such Sale and Servicing Agreement, as supplemented or amended, is herein called the “Sale and Servicing Agreement”) shall have the meanings assigned to them in Appendix A of the Sale and Servicing Agreement.

The Class A Notes are and will be equally and ratably secured by the collateral pledged as security therefor as provided in the Indenture. All covenants and agreements made by the Issuer in the Indenture are for the benefit of the Holders of the Class A Notes.

Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture and in the Sale and Servicing Agreement. As described above, that the entire Class A-4 Note Balance shall be due and payable on the earliest of (i) the April 2014 Payment Date (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to the Indenture and (iii) the date the Notes are accelerated after an Event of Default pursuant to the Indenture. All principal payments on the Class A-4 Notes shall be made pro rata to the Class A-4 Noteholders entitled thereto.

Payments of principal of and interest on this Note due and payable on each Payment Date, Redemption Date or upon acceleration shall be made by check mailed to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered Holder hereof

A-4-5	2007-B Indenture

as of the Record Date preceding such Payment Date or Redemption Date by notice mailed prior to such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE, OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, COVENANTS AND AGREES THAT NO RECOURSE MAY BE TAKEN, DIRECTLY OR INDIRECTLY, WITH RESPECT TO THE OBLIGATIONS OF THE ISSUER, THE SELLER, THE SERVICER, THE OWNER TRUSTEE OR THE INDENTURE TRUSTEE ON THE NOTES OR UNDER THE INDENTURE OR ANY CERTIFICATE OR OTHER WRITING DELIVERED IN CONNECTION HEREWITH OR THEREWITH, AGAINST (I) THE SELLER, THE SERVICER, THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY, (II) ANY OWNER OF A BENEFICIAL INTEREST IN THE ISSUER OR (III) ANY PARTNER, OWNER, BENEFICIARY, AGENT, OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE SELLER, THE SERVICER, THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY, ANY HOLDER OF A BENEFICIAL INTEREST IN THE ISSUER, THE SELLER, THE SERVICER, THE OWNER TRUSTEE OR THE INDENTURE TRUSTEE OR OF ANY SUCCESSOR OR ASSIGN OF THE SELLER, THE SERVICER, THE INDENTURE TRUSTEE OR THE OWNER TRUSTEE IN ITS INDIVIDUAL CAPACITY, EXCEPT AS ANY SUCH PERSON MAY HAVE EXPRESSLY AGREED (IT BEING UNDERSTOOD THAT THE INDENTURE TRUSTEE AND THE OWNER TRUSTEE HAVE NO SUCH OBLIGATIONS IN THEIR INDIVIDUAL CAPACITY) AND EXCEPT THAT ANY SUCH PARTNER, OWNER OR BENEFICIARY SHALL BE FULLY LIABLE, TO THE EXTENT PROVIDED BY APPLICABLE LAW, FOR ANY UNPAID CONSIDERATION FOR STOCK, UNPAID CAPITAL CONTRIBUTION OR FAILURE TO PAY ANY INSTALLMENT OR CALL OWING TO SUCH ENTITY.

IT IS THE INTENT OF THE SELLER, THE SERVICER, THE NOTEHOLDERS AND THE NOTE OWNERS THAT, FOR PURPOSES OF FEDERAL AND STATE INCOME TAX AND ANY OTHER TAX MEASURED IN WHOLE OR IN PART BY INCOME, THE NOTES WILL QUALIFY AS INDEBTEDNESS OF THE ISSUER. THE NOTEHOLDERS, BY ACCEPTANCE OF A NOTE, AGREE TO TREAT, AND TO TAKE NO ACTION INCONSISTENT WITH THE TREATMENT OF, THE NOTES FOR SUCH TAX PURPOSES AS INDEBTEDNESS OF THE ISSUER.

EACH NOTEHOLDER OR NOTE OWNER, BY ACCEPTANCE OF A NOTE, OR, IN THE CASE OF A NOTE OWNER, A BENEFICIAL INTEREST IN A NOTE, COVENANTS AND AGREES THAT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER PAYMENT IN FULL OF ALL OBLIGATIONS OF EACH BANKRUPTCY REMOTE PARTY IN RESPECT OF ALL SECURITIES ISSUED BY ANY BANKRUPTCY REMOTE PARTY (I) SUCH PARTY SHALL NOT AUTHORIZE ANY BANKRUPTCY REMOTE PARTY TO COMMENCE A VOLUNTARY WINDING-UP OR OTHER VOLUNTARY CASE OR OTHER PROCEEDING SEEKING LIQUIDATION, REORGANIZATION OR OTHER RELIEF WITH RESPECT TO SUCH BANKRUPTCY REMOTE PARTY OR ITS

A-4-6	2007-B Indenture

DEBTS UNDER ANY BANKRUPTCY, INSOLVENCY OR OTHER SIMILAR LAW NOW OR HEREAFTER IN EFFECT IN ANY JURISDICTION OR SEEKING THE APPOINTMENT OF AN ADMINISTRATOR, A TRUSTEE, RECEIVER, LIQUIDATOR, CUSTODIAN OR OTHER SIMILAR OFFICIAL WITH RESPECT TO SUCH BANKRUPTCY REMOTE PARTY OR ANY SUBSTANTIAL PART OF ITS PROPERTY OR TO CONSENT TO ANY SUCH RELIEF OR TO THE APPOINTMENT OF OR TAKING POSSESSION BY ANY SUCH OFFICIAL IN ANY INVOLUNTARY CASE OR OTHER PROCEEDING COMMENCED AGAINST SUCH BANKRUPTCY REMOTE PARTY, OR TO MAKE A GENERAL ASSIGNMENT FOR THE BENEFIT OF, ITS CREDITORS GENERALLY, ANY PARTY HERETO OR ANY OTHER CREDITOR OF SUCH BANKRUPTCY REMOTE PARTY, AND (II) NONE OF THE PARTIES HERETO SHALL COMMENCE OR JOIN WITH ANY OTHER PERSON IN COMMENCING ANY PROCEEDING AGAINST SUCH BANKRUPTCY REMOTE PARTY UNDER ANY BANKRUPTCY, REORGANIZATION, LIQUIDATION OR INSOLVENCY LAW OR STATUTE NOW OR HEREAFTER IN EFFECT IN ANY JURISDICTION.

This Note and the Indenture shall be construed in accordance with the laws of the state of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

A-4-7	2007-B Indenture

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee

FOR VALUE RECEIVED, the undersigned hereby sells,

assigns and transfers unto
(name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints , attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated:		*/

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

*/	NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.

A-4-8	2007-B Indenture

EXHIBIT B-1

FORM OF TRANSFEROR LETTER

Date:

Capital One Auto Finance Trust 2007-B

c/o Wilmington Trust Company,

as Owner Trustee

1100 North Market Street

Wilmington, Delaware 19890

Deutsche Bank Trust Company Americas

60 Wall Street, 26th Floor

New York, New York 10005

Facsimile: (212) 553-2462

Attention: Structured Finance Services – Capital One Auto Finance Trust 2007-B

Re:	Floating Rate Capital One Auto Finance Trust 2007-B Class A-1 Notes

Ladies and Gentlemen:

In connection with our disposition of the above Class A-1 Notes we certify that (a) we understand that the Class A-1 Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Securities Act, and (b) we have not offered or sold any Class A-1 Notes to, or solicited offers to buy any Class A-1 Notes from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action would result in, a violation of Section 5 of the Securities Act.

Very truly yours,

Print Name of Transferor

By:
Authorized Officer

B-1-1	2007-B Indenture

EXHIBIT B-2

FORM OF TRANSFEREE REPRESENTATION LETTER

Date

Capital One Auto Finance Trust 2007-B

c/o Wilmington Trust Company,

as Owner Trustee

1100 North Market Street

Wilmington, Delaware 19890

Deutsche Bank Trust Company Americas

60 Wall Street, 26th Floor

New York, New York 10005

Facsimile: (212) 553-2462

Attention: Structured Finance Services – Capital One Auto Finance Trust 2007-B

Re:	Floating Rate Capital One Auto Finance Trust 2007-B Class A-1 Notes

Ladies and Gentlemen:

In connection with our acquisition of the above Class A-1 Notes we certify that (a) we understand that the Class A-1 Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Securities Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Class A-1 Notes, (c) we are aware that we (or any investor account on behalf of which the Class A-1 Notes may be purchased) may be required to bear the economic risk of an investment in the Class A-1 Notes for an indefinite period of time, and we are (or such account is) able to bear such risk for an indefinite period, (d) we have received and reviewed a copy of the Confidential Private Placement Memorandum, dated April 30, 2007, relating to the Class A-1 Notes, and we have had the opportunity to ask questions of and receive answers from the Issuer concerning the purchase of the Class A-1 Notes and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Class A-1 Notes, (e) we represent and warrant that either (1) we are not acquiring the Class A-1 Notes with the plan assets of an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), which is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), an entity deemed to hold the plan assets of any of the foregoing or any other plan that is subject to any law that is substantially similar to ERISA or Section 4975 of the Code or (2) the acquisition, holding and disposition of such Class A-1 Notes will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any substantially similar applicable law. (f) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Class A-1 Notes, any interest in the Class A-1 Notes

B-2-1	2007-B Indenture

or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Class A-1 Notes, any interest in the Class A-1 Notes or any other similar security from, or otherwise approached or negotiated with respect to the Class A-1 Notes, any interest in the Class A-1 Notes or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Class A-1 Notes under the Securities Act or that would render the disposition of the Class A-1 Notes a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Class A-1 Notes and (g) we are a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act (“Rule 144A”) and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Class A-1 Notes for our own account or for resale pursuant to Rule 144A and further understand that such Class A-1 Notes may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

We acknowledge that restrictive legends have been placed on our Class A-1 Notes relating to the foregoing and we not in violation thereof; and we understand the above addressees and others are relying on our acknowledgments, representations, warranties or agreements in this letter and agree to promptly notify such addressees if any of the acknowledgments, representations, warranties or agreements made or deemed to have been made by us in connection with our purchase of the Class A-1 Notes are no longer accurate.

Very truly yours,

Print Name of Transferee

By:
Authorized Officer

B-2-2	2007-B Indenture

ANNEX 1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Notes described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because (i) the Buyer owned and/or invested on a discretionary basis $[            ]1 in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

☐	Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c) (3) of the Internal Revenue Code of 1986, as amended.

☐	Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

☐	Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

[1]

Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis as least $10,000,000 in securities.

B-2-3	2007-B Indenture

☐	Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

☐	Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

☐	State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

☐	ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

☐	Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

☐	Small Business Investment Company. The Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐	Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

☐	Other. The Buyer is an entity all of the equity holders of which are qualified institutional buyers.

3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer; (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer; (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof; (iv) bank deposit notes and certificates of deposit; (v) loan participations; (vi) repurchase agreements; (vii) securities owned but subject to a repurchase agreement; and (viii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such

B-2-4	2007-B Indenture

securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Notes are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6. Until the date of purchase of the Notes, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Notes will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of the Buyer

By:
Name:
Title:
Date:

B-2-5	2007-B Indenture

ANNEX 2

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Class A-1 Notes described therein:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), because the Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2. In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” within the meaning of Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer’s Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

☐	The Buyer owned $ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

☐	The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies; (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof; (iii) bank deposit

B-2-6

notes and certificates of deposit; (iv) loan participations; (v) repurchase agreements; (vi) securities owned but subject to a repurchase agreement; and (vii) currency, interest rate and commodity swaps.

5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6. Until the date of purchase of the Class A-1 Notes, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Class A-1 Notes will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of the Buyer or Adviser

By:
Name:
Title:
Date:

IF AN ADVISER:

Print Name of Buyer
Date

B-2-7